UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No.                  )

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GulfMark Offshore, Inc.

(Name of Registrant as Specified in its Charter)

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Notice of Annual Meeting of Stockholders and Proxy Statement

Annual Meeting

June 6, 2016

Sutton Room

Omni Berkshire Place

21 East 52nd Street

New York, New York 10022

GULFMARK OFFSHORE, INC.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the “Company”) will be held in the Sutton Room, Omni Berkshire Place, 21 East 52nd Street, New York, New York 10022, on Monday, June 6, 2016 at 8:00 A.M., Eastern Daylight Time, for the following purposes:

1.	To elect nine (9) directors;

2.	To approve the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan;

3.	To approve the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan;

4.	To approve the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan;

5.	To approve executive compensation by a non-binding advisory vote, commonly referred to as a “Say-on-Pay” proposal;

6.	To vote on a proposal to ratify the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2016; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your Board of Directors has approved and recommends that you vote “FOR” proposals 1 through 6, which are described in more detail in the attached Proxy Statement.

The Board of Directors has fixed the close of business on April 11, 2016, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. You are cordially invited to attend the Annual Meeting.

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, your broker cannot vote your shares for the election of directors, the proposal to approve our Amended and Restated 2014 Omnibus Equity Incentive Plan, the proposal to approve our Amended and Restated 2011 Non-Employee Director Share Incentive Plan, the proposal to approve our Amended and Restated 2011 Employee Stock Purchase Plan or the “Say-on-Pay” proposal without your instructions. If you do not provide voting instructions, your shares will not be voted or counted on these important matters.

TO ENSURE YOUR REPRESENTATION AT THE Annual MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE ON THE INTERNET OR BY TELEPHONE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNual MEETING. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR MAILING PURPOSES. YOUR PROXY IS REVOCABLE AND WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD YOU REQUEST SUCH A RETURN.

By Order of the Board of Directors

/S/ Samuel R. Rubio Samuel R. Rubio Senior Vice President, Controller, Chief Accounting Officer and Assistant Secretary

April 27, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual

Stockholders’ Meeting of GulfMark Offshore, Inc. to be Held on June 6, 2016:

The Proxy Statement dated April 27, 2016, Form of Proxy, and the GulfMark Offshore, Inc. 2015 Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.proxydocs.com/GLF.

2016 PROXY STATEMENT SUMMARY

This provides a summary of information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement, before voting.

Annual Meeting of Stockholders

• Time and Date	8:00 A.M. Eastern Daylight Time, June 6, 2016
• Place	Sutton Room, Omni Berkshire Place 21 East 52nd Street New York, New York 10022
• Record date	April 11, 2016
• Voting	Stockholders as of the record date are entitled to vote. Each share of Class A common stock (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the proposals.
• Broker Non-Votes	Without your instructions, your broker cannot vote your shares on proposals 1, 2, 3, 4 and 5 below.
• Required Vote

Each director is elected by a plurality of votes cast. Approval of each other proposal requires the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Annual Meeting Agenda

1.	Election of nine (9) directors
2.	Approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan
3.	Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan
4.	Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan
5.	Advisory vote to approve named executive officer compensation
6.	Vote to ratify KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2016
7.	Transaction of other business that may properly come before the Annual Meeting

Our Board’s
	Agenda Item	Recommendation
1.	Election of nine (9) directors	FOR EACH DIRECTOR
NOMINEE
2.	Approval of the Amended and Restated GulfMark Offshore,
	Inc. 2014 Omnibus Equity Incentive Plan	FOR
3.	Approval of the Amended and Restated GulfMark Offshore,
	Inc. 2011 Non-Employee Director Share Incentive Plan	FOR
4.	Approval of the Amended and Restated GulfMark Offshore,
	Inc. 2011 Employee Stock Purchase Plan	FOR
5.	Advisory vote to approve named executive officer
	compensation	FOR
6.	Ratification of KPMG LLP as the Company’s
independent public accountants for the fiscal year
	ending December 31, 2016	FOR

PROPOSAL 1 - Election of Nine Directors

The following provides summary information about each director nominee. Each director nominee is elected annually by a plurality of votes cast.

					Committee Memberships
Name	Age	Director Since	Independent	AC	CC	GNC
Peter I. Bijur	73	2003	X	X		C
David J. Butters	75	1989	X, CBD		C
Brian R. Ford	67	2009	X	C, FE		X
Sheldon S. Gordon	80	2001	X	X	X
Quintin V. Kneen	50	2013
Steven W. Kohlhagen	68	2013	X	X	X
William C. Martin	38	2015	X
Rex C. Ross	72	2007	X	X		X
Charles K. Valutas	65	2013	X		X	X
AC C CBD CC FE GNC	Audit Committee Member and Chair of a Committee Chairman of the Board of Directors Compensation Committee Financial expert Governance and Nominating Committee

Attendance

Except for Mr. Martin, who joined the Board of Directors (the “Board”) in December 2015, each director nominee was also a director throughout 2015. Each director attended 75% or more of the meetings of the Board and the committees on which such director served in 2015.

Directors are elected by a plurality of votes cast. However, in accordance with our corporate governance guidelines, any director nominee who receives a greater number of “WITHHELD” votes than votes “FOR” in such election is required to tender his resignation following certification of the stockholders vote. The Governance and Nominating Committee will recommend to the Board whether such resignation should be accepted, and the Board will promptly disclose in a Current Report on Form 8-K its decision whether to accept or reject his resignation. The nominee director who has tendered his resignation cannot participate in any Board action regarding whether to accept the resignation offer.

The Board recommends that you vote “FOR” each director nominee.

PROPOSAL 2 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan

We are asking our stockholders to approve our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “Restated Omnibus Plan”), which amends and restates our existing 2014 Omnibus Equity Incentive Plan. The Restated Omnibus Plan’s principal changes compared to the 2014 Omnibus Equity Incentive Plan include the following:

●	The number of shares of our Common Stock initially available for issuance under the Restated Omnibus Plan will increase from 306,008 shares to 1,306,008 shares, which includes (i) 1,000,000 new shares under the Restated Omnibus Plan and (ii) 306,008 shares that remain available for issuance under the 2014 Omnibus Equity Incentive Plan as of April 21, 2016. In addition, shares subject to existing awards that are outstanding under the 2014 Omnibus Equity Incentive Plan (including its predecessor) will be available for issuance under the Restated Omnibus Plan to the extent such awards are forfeited, terminated or settled for cash. We are unable to predict how many, if any, of such shares may be forfeited, terminated or settled for cash and, thus, may become available for future grants under the Restated Omnibus Plan.

●

The number of stock options that may be granted to any single individual in any calendar year will increase from stock options covering 75,000 shares of our Common Stock to stock options covering 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from stock options covering 150,000 shares to stock options covering 500,000 shares).

●

The number of stock appreciation rights (“SARs”) that may be granted to any single individual in any calendar year will increase from SARs covering 75,000 shares of our Common Stock to SARs covering 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from SARs covering 150,000 shares to SARs covering 500,000 shares).

●	Except to the extent a grant agreement provides for accelerated vesting, the minimum vesting period for any stock option or SAR will be one year.

●

The number of restricted shares, the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), that may be granted to any single individual in any calendar year will increase from 75,000 shares of our Common Stock to 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from 150,000 shares to 500,000 shares). There will no longer be a maximum number of shares of Common Stock that may be issued pursuant to restricted stock awards.

●

Except to the extent waived in the case of a participant’s death or disability or if a participant’s employment is terminated without Cause (as defined) or for Good Reason (as defined) within twelve months after a Change in Control (as defined), the minimum vesting period for any award of restricted shares will be one year.

●

The number of stock units, the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m), that may be granted to any single individual in any calendar year will increase from 75,000 shares of our Common Stock to 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from 150,000 shares to 500,000 shares).

●

Except to the extent waived in the case of a participant’s death or disability or if a participant’s employment is terminated without Cause (as defined) or for Good Reason (as defined) within twelve months after a Change in Control (as defined), the minimum vesting period for any award of stock units will be one year.

●

The performance target for any award of stock units or performance cash award may be modified as provided in the Restated Omnibus Plan in connection with a Change in Control (as defined) or a participant’s death or disability.

●	The term of the Restated Omnibus Plan will be extended until the tenth anniversary of its effective date.

The Board recommends that you vote “FOR” approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan.

PROPOSAL 3 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan

We are asking our stockholders to approve our Amended and Restated 2011 Non-Employee Director Share Incentive Plan (the “Restated Director Plan”), which amends and restates our 2011 Non-Employee Director Share Incentive Plan. The Restated Director Plan’s principal changes compared to the 2011 Non-Employee Director Share Incentive Plan include the following:

●

The number of shares of our Common Stock initially available for issuance under the Restated Director Plan will increase from 150,000 shares to 500,000 shares, inclusive of any shares awarded under the 2011 Non-Employee Director Share Incentive Plan prior to the effective date of the Restated Director Plan.

●

Except in connection with a corporate transaction involving the Company, as provided in the Restated Director Plan, the terms of outstanding awards may not be amended without stockholder approval to reprice or reduce the exercise price of an outstanding stock option or cancel, exchange, buy out or surrender an outstanding stock option in exchange for cash or other awards based on or having an exercise price that is less than the exercise price of the original stock option.

●	The term of the Restated Director Plan will be extended until immediately following the grant of any awards granted on the date of the Company’s 2025 annual meeting of stockholders.

The Board recommends that you vote “FOR” approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan.

PROPOSAL 4 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan

We are asking our stockholders to approve our Amended and Restated 2011 Employee Stock Purchase Plan (the “Restated ESPP”), which amends and restates our 2011 Employee Stock Purchase Plan. The Restated ESPP’s principal changes compared to the 2011 Employee Stock Purchase Plan include the following:

●

The number of shares of our Common Stock authorized for issuance under the Restated ESPP will increase by 225,000 shares, from 269,934 shares to 494,934 shares (subject to adjustment as provided in the Restated ESPP), less any shares awarded under the 2011 Employee Stock Purchase Plan prior to the effective date of the Restated ESPP.

●	The term of the Restated ESPP will be extended until the tenth anniversary of its effective date.

The Board recommends that you vote “FOR” approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan.

PROPOSAL 5 – Advisory Vote to Approve Named Executive Officer Compensation

We are asking our stockholders to approve, on an advisory basis, our named executive officer compensation. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial, strategic and operational goals and the achievement of increased total stockholder return, while at the same time not encouraging unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation of our named executive officers. Rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation Committee. At our 2015 Annual Meeting of Stockholders, over 97% of the shares that were voted approved the compensation of our named executive officers as disclosed in our 2015 Proxy Statement.

Compensation Actions in Recognition of Low Commodity Price Environment

In late 2014, the oil and gas industry experienced a significant decline in the price of oil that has continued to the present day. This industry-wide downturn has impacted the operational plans for oil and gas producers, resulting in reduced spending for exploration and production activities, and consequently has adversely affected the drilling and support service sector. The offshore component of the oil and gas business generally experiences much higher costs than the onshore component and, as a result, requires a higher commodity price to sustain profitability. Commodity prices for most of 2015 and continuing into 2016 are lower than the level needed to maintain a healthy offshore service sector. These industry dynamics directly affected demand for our offshore supply vessel services and led to an excess number of vessels in all of our operating regions. The decreased demand had a significant negative impact on day rates, utilization and, consequently, profitability and cash flow. We recognized early in the downturn that cash flow would be significantly affected by the lower oil prices and made immediate changes in our executive compensation.

In view of this severe industry-wide downturn and its effects on our financial performance and our cash flow, the Compensation Committee approved the following compensation actions during 2015:

•	Base salaries for our executive officers were reduced by 15% for our Chief Executive Officer, by 10% for each of our Executive Vice Presidents and by 5% for our Senior Vice Presidents.
•	Salaries were maintained at 2014 levels for all onshore Company personnel and pay rates for mariners were substantially reduced.
•	In light of industry conditions, negative discretion was applied and no cash bonus was paid in 2016 for the 2015 performance year to any of our employees, including executive officers.
•	We suspended Company contributions to the 401(k) plan.

•	Compensation Philosophy

Our philosophy is to set the fixed compensation of our senior executives competitively for their demonstrated skills and industry experience. Variable compensation, both annual and long-term, should reflect performance against a combination of quantitative and subjective measures.

•	Compensation Components

Type		Form		Terms		Role in Total Compensation
Cash	–	Base Salary	–	Set annually based on market conditions and other factors, including the executive officer’s skills and experience	–	A core element of competitive total compensation, important in attracting and retaining qualified executive officers
	–	Annual Non-Equity Incentives	–	Linked to Company-wide performance but discretionary factors are also considered (no such awards were made for 2015)	–	Aligns executive officers with annual strategic, operational and financial results and recognizes individual and performance-based contributions to annual results
Equity	–	Long-Term Equity Incentive Awards	–	Restricted stock with restrictions lapsing in thirds on each anniversary of the date of grant over three years	–	Aligns executive officers with sustained long-term value creation and stockholder interests
			–	Options to acquire our stock which become exercisable ratably over three years and have seven year term	–	Creates opportunity for a meaningful and sustained ownership stake
Other	–	Severance and Change of Control Arrangements	–	Payments are triggered only if the executive officer is involuntarily terminated or terminates employment following an adverse change in employment	–	Helps mitigate possible disincentives to pursue value-added transactions if employment prospects are uncertain
					–	Provides assistance with transition if post-transaction employment is not offered
	–	Deferred Compensation Plan	–	Allows deferral of salary and bonus with a portion required to be invested in our stock, with distribution occurring after retirement or resignation	–	Contributes towards financial security for various life events (e.g., retirement, disability or death) by providing a mechanism for additional savings
	–	Benefits and Perquisites	–	Generally on the same terms as other employees, including our employee stock purchase plan	–	Benefits provided are generally intended to be competitive with those provided by others in our industry
			–	Certain executive officers receive personal use of company vehicles and reimbursement of club dues	–	It is the Compensation Committee’s policy that perquisites be limited and consistent with our overall compensation program

•	2015 Summary Compensation

Set forth below is the 2015 compensation for each named executive officer.

		Stock and Option Awards			Change in Pension Value and
Name and Principal Position	Salary	Restricted Stock	Stock Options	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Quintin V. Kneen	$528,750	$900,000	$300,000	$-	$-	$157,231	$1,885,981
President and Chief Executive Officer
James M. Mitchell	311,242	507,000	169,000	-	-	88,555	1,075,797
Executive Vice President and Chief Financial Officer
William C. Long	116,250	82,000	-	-	-	15,090	213,340
Former Sr. Vice President – General Counsel and Secretary
Samuel R. Rubio	225,717	258,521	-	-	-	62,971	547,209
Sr. Vice President – Controller and Chief Accounting Officer
David E. Darling	238,568	206,390	68,311	-	64	78,636	591,969
Sr. Vice President - Human Resources
David B. Rosenwasser	308,333	600,000	200,000	-	964	953,816	2,063,113
Former Sr. Executive Vice President and Chief Operating Officer
Richard M. Safier	174,019	297,352	-	-	-	797,278	1,268,649
Former Sr. Vice President – General Counsel and Secretary

See “2015 Summary Compensation Table” for more detailed information regarding 2015 total compensation.

The Board recommends that you vote “FOR” the non-binding proposal to approve our named executive officer compensation because it believes that our compensation policies and practices are effective in aligning the executives’ long-term interests with those of our stockholders.

PROPOSAL 6 - Ratification of KPMG LLP as Our Independent Public Accountants

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2016.

The Board recommends that you vote “FOR” ratifying the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2016.

GULFMARK OFFSHORE, INC.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2016

About Us

GulfMark Offshore, Inc., a Delaware corporation, was incorporated in 1996. Unless the context requires otherwise, references to “GulfMark,” the “Company,” “we,” “us” and “our” refer to GulfMark Offshore, Inc. and its direct or indirect subsidiaries.

General Information

We are soliciting proxies at the direction of the Board of Directors (the “Board”) of the Company for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 6, 2016, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournments thereof. Information on how to attend the Annual Meeting and vote in person is set forth in the accompanying Notice of Annual Meeting.

Availability of Proxy Materials

This Proxy Statement will be first sent or given to stockholders on or about April 27, 2016.

The Proxy Statement dated April 27, 2016, form of proxy, and the GulfMark Offshore, Inc. 2015 Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.proxydocs.com/GLF.

Board Recommendations

The Board recommends that the stockholders vote “FOR” the election of the Board’s nominees for director, “FOR” approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan, “FOR” approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan, “FOR” approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, “FOR” the non-binding proposal to approve our named executive officer compensation (“Say-on-Pay”) and “FOR” ratification of the selection by our Audit Committee of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2016.

Voting by Proxy

When proxies in the accompanying form are received and properly executed, or voted on the Internet or by telephone, the shares will be voted by the persons named in the proxy as directed in the proxy unless contrary instructions are given. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you are a stockholder of record and you do not cast your vote either in person or by proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Shares Held in Street Name

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card. If your shares are registered in “street” name and you do not provide your broker or holder with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on certain non-routine matters when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and instructions are not given. Thus, if you hold your shares in street name and you do not instruct your broker or holder how to vote your shares with respect to the election of directors, on the proposal to approve the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan, on the proposal to approve the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan, on the proposal to approve the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan and on the “Say-on-Pay” proposal, no votes will be cast on your behalf for such proposals. Your broker or holder will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent public accountants.

Revocability of Proxies

You have the right to revoke your proxy at any time prior to its use by submitting to our Secretary a written revocation or a duly executed proxy card bearing a later date. If you are present at the Annual Meeting and request the return of your previously executed proxy, your proxy will be returned.

Notice and Access

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2015 Annual Report on Form 10-K available to our stockholders electronically via the Internet. On or about April 27, 2016 we intend to mail to our stockholders a Notice of Internet Availability of Proxy materials (“Notice”). The Notice contains instructions on how to vote online, by telephone, or in the alternative how to request a paper copy of the proxy materials and a proxy card. By providing the Notice and access to our proxy materials via the Internet, we are lowering the cost and reducing the environmental impact of our Annual Meeting.

Solicitation of Proxies

Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. We will bear all costs of soliciting proxies. Proxies will be solicited principally by mail but may also be solicited by our directors, officers and regular employees, without additional compensation to such individuals. In addition, we have retained Alliance Advisors LLC to assist in the solicitation of proxies for which we paid $7,500.

Quorum

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes and, with respect to the election of directors, “withhold” votes, are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Election of Nine Directors (Proposal 1). The election to the Board of the persons nominated in this Proxy Statement will require the vote of the holders of a plurality of the shares represented in person or by proxy at a meeting at which a quorum is present. Broker non-votes will not affect the election outcome. See “Proposal 1 – Election of Nine Directors – Required Vote for Election of Directors” below.

Approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan (Proposal 2). At a meeting at which a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal will constitute stockholder approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect. See “Proposal 2 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan – Required Vote for Approval of the Restated Omnibus Plan” below.

Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan (Proposal 3). At a meeting at which a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal will constitute stockholder approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect. See “Proposal 3 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Non-Employee Director Share Incentive Plan – Required Vote for Approval of the Restated Director Plan” below.

Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan (Proposal 4). At a meeting at which a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal will constitute stockholder approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect. See “Proposal 4 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan – Required Vote for Approval of the Restated ESPP” below.

Non-Binding Advisory “Say-on-Pay” Vote (Proposal 5). At a meeting at which a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal will constitute stockholder approval with respect to the compensation paid to our named executive officers. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect. See “Proposal 5 – Advisory Vote to Approve Named Executive Officer Compensation, Commonly Referred to as a ‘Say on Pay’ Proposal – Required Vote for Approval of ‘Say on Pay’” below.

Ratification of Our Independent Public Accountants (Proposal 6). At a meeting at which a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal is required to ratify the selection by the Audit Committee of our Board of KPMG LLP as our independent public accountants for fiscal year ending December 31, 2016. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect. See “Proposal 6 – Ratification of Our Independent Public Accountants – Required Vote for Ratification of Our Independent Public Accountants” below.

Other Business If any other matters come before the Annual Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter, unless otherwise provided in our Certificate of Incorporation, our Bylaws, or as otherwise required by law.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held June 6, 2016, is the close of business on April 11, 2016 (the “Record Date”). As of the Record Date, there were 25,790,430 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

The following table sets forth certain information for each person who, as of the Record Date, was known by us to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Raging Capital Management, LLC (2) William C. Martin Ten Princeton Avenue P.O. Box 228 Rocky Hill, NJ 08553	5,133,155	19.9%
FMR LLC (3) 245 Summer Street Boston, MA 02210	3,836,947	14.9%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	2,430,917	9.4%
Dimensional Fund Advisors LP (5) Building One 6300 Bee Cave Road Austin, TX 78746	1,930,321	7.5%

(1)	Unless otherwise indicated, to our knowledge, the persons listed have sole voting and investment power with respect to their shares of Common Stock as of the date indicated in the footnotes below.

(2)

The information shown was obtained from the Schedule 13D filed with the SEC by Raging Capital Offshore Fund, Ltd., a Cayman Islands exempted company (“Raging Capital Offshore Fund”), Raging Capital Fund (QP), LP, a Delaware limited partnership (“Raging Capital Fund QP” and, together with Raging Capital Offshore Fund, the “Raging Funds”), Raging Capital Management, LLC, a Delaware limited liability company (“Raging Capital”), and William C. Martin on November 23, 2015, as amended by the Schedule 13D/A filed by such reporting persons on December 9, 2015, and the Form 4 filed by William C. Martin, Raging Capital and the Raging Funds on January 4, 2016. Raging Capital is the Investment Manager of each of the Raging Funds. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital. By virtue of these relationships, each of Raging Capital and William C. Martin may be deemed to beneficially own the shares directly owned by each of the Raging Funds. In the Schedule 13D/A filed on December 9, 2015, Raging Capital and William C. Martin each reported shared voting power and shared dispositive power with respect to 5,113,155 shares and sole voting and dispositive power with respect to no shares of Common Stock; Raging Capital Offshore Fund reported shared voting power and shared dispositive power with respect to 1,582,849 shares and sole voting and dispositive power with respect to no shares of Common Stock; and Raging Capital Fund QP reported shared voting power and shared dispositive power with respect to 3,530,306 shares and sole voting and dispositive power with respect to no shares of Common Stock. In addition, the Form 4 filed on January 4, 2016 reported ownership of 20,000 additional shares of Common Stock.

(3)

The information shown was obtained from the Schedule 13G/A filed with the SEC by FMR LLC, Abigail P. Johnson and Fidelity Series Intrinsic Opportunities Fund on February 12, 2016, which reported that FMR LLC has sole voting power with respect to 65,800 of such shares, Abigail P. Johnson has sole voting power with respect to none of such shares and Fidelity Series Intrinsic Opportunities Fund has sole voting power with respect to 2,514,000 of such shares and sole dispositive power with respect to none of such shares. The Schedule 13G/A further states that members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)

The information shown was obtained from the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2016. BlackRock, Inc. reported that it has sole voting power with respect to 2,379,865 of such shares.

(5)

The information shown was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2016. Dimensional Fund Advisors LP reported that it has sole voting power with respect to 1,858,754 of such shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of the Record Date, the number and percentage of shares of Common Stock beneficially owned by each of our directors and director nominees, each executive officer named in the 2015 Summary Compensation Table below, and all directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the shares of Common Stock shown below.

Name	Common Stock Subject to Restricted Stock Awards(1)	Common Stock Subject to Currently Exercisable Options(2)	Other Common Stock Beneficially Owned		Units Equivalent to Common Stock Beneficially Owned(3)	Total Common Stock Beneficially Owned	Percent of Class(4)
Peter I. Bijur	7,791	-	47,814		27,394	82,999	*
David J. Butters	7,791	-	565,426	(5)	25,281	598,493	2.32%
Brian R. Ford	7,791	-	20,914		6,415	35,120	*
Sheldon S. Gordon	7,791	-	70,614		40,539	118,944	*
Steven W. Kohlhagen	7,791	-	17,268		2,872	27,931	*
William C. Martin	-	-	5,133,155	(6)	-	5,133,149	19.90%
Rex C. Ross	7,791	-	25,003	(7)	24,757	57,544	*
Charles K.Valutas	7,791	-	8,318		2,699	18,808	*
Quintin V. Kneen	50,071	77,016	76,941		53,006	257,034	*
James M. Mitchell	57,598	16,632	27,849		19,929	122,008	*
William C. Long	10,000	-	-		-	10,000	*
Samuel R. Rubio	14,859	5,714	27,618		26,188	74,379	*
David E. Darling	12,272	10,314	7,723		23,705	54,014	*
David B. Rosenwasser	-	-	144,700		-	144,700	*
Richard M. Safier	-	-	48,932		-	48,932	*
All directors and	189,337	109,676	6,028,643		252,785	6,580,423	25.4%
executive officers as a group (12 individuals)
* Less than 1%

(1)

Includes shares of our Common Stock held for our directors and executive officers pursuant to restricted stock awards issued under our various incentive plans. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.

(2)

Includes shares of our Common Stock issuable upon exercise of stock options that are currently exercisable and that will become exercisable within 60 days of the Record Date issued under our various incentive plans. The beneficial owner has no voting or investment power over these shares prior to exercising such options.

(3)

Includes shares of our Common Stock held for our directors and executive officers under the GulfMark Offshore, Inc. Deferred Compensation Plan that have vested or will vest within 60 days of the Record Date.

(4)	Percentage based solely on Total Common Stock Beneficially Owned.

(5)	Includes 80,400 shares beneficially owned by Mr. Butters’ wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

(6)	Mr. Martin shares beneficial ownership of these shares with Raging Capital. See “Voting Securities and Principal Stockholders” above and footnote 2 to the table thereunder.

(7)	Includes 13,100 of our Common Stock owned by trusts of which Mr. Ross is trustee.

PROPOSAL 1
ELECTION OF NINE DIRECTORS

The Board has nominated nine (9) directors for election at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting and until such director’s successor is elected and qualified or until their earlier resignation or removal. Each nominee listed below is currently a director and, except for Mr. Martin, who joined the Board in December 2015, was elected as a director by our stockholders. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not affect the election outcome.

The Board believes that each of the nine nominees possesses the qualities and experience that it believes our directors should possess, as described in detail below in the section entitled “Our Board of Directors – Selection of Director Nominees.” The nominees for election to the Board, together with their biographical information and the Board’s reasons for selecting them as nominees, are set forth below. No family relationship exists between any of the nominated directors or the executive officers listed below under “Executive Officers.”

Name of Nominee	Age	Year First Became Director
Peter I. Bijur	73	2003
David J. Butters	75	1989
Brian R. Ford	67	2009
Sheldon S. Gordon	80	2001
Quintin V. Kneen	50	2013
Steven W. Kohlhagen	68	2013
William C. Martin	38	2015
Rex C. Ross	72	2007
Charles K. Valutas	65	2013

Peter I. Bijur serves as a member of the Audit Committee and is Chairman of the Governance and Nominating Committee. Mr. Bijur served on the Board of Directors and the Audit Committee of Volvo AB until April 2014, and is the former Chairman of the Board of Directors and Chief Executive Officer of Texaco Inc. where he served from 1996 until his retirement in 2001. Mr. Bijur formerly served as a member of the Board of Trustees of Middlebury College and Mount Sinai-New York University Health. The Board determined that Mr. Bijur should be nominated for election as a director due to his extensive executive experience, including his prior service as the chairman and chief executive officer of a major public corporation, his public company board leadership experience, and his corporate governance expertise.

David J. Butters is Chairman of the Board of Directors and is Chairman of the Compensation Committee. Since September 2008, Mr. Butters has been Chairman, President and Chief Executive Officer of Navigator Holdings Ltd., an international LPG shipping company. Mr. Butters is also currently a member of the Board of Directors of Weatherford International Ltd. In September 2008, Mr. Butters retired from Lehman Brothers, Inc., a subsidiary of Lehman Brothers Holdings Inc., where he had been employed since 1969. The Board determined that Mr. Butters should be nominated for election as a director due to his extensive knowledge of the shipping and oil and gas service industries, his experience as a director of public companies, his banking experience and his financial and executive management expertise.

Brian R. Ford is Chairman of the Audit Committee and is the financial expert on the Audit Committee. He is also a member of the Governance and Nominating Committee. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP from 2008 through 2010. In 2008, he retired as a Partner from Ernst & Young LLP where he had been employed since 1971. Mr. Ford also serves on the Boards of AmeriGas Propane, Inc., FSIC III, NRG Yield, Inc., and the Board of Trustees of Drexel University. Mr. Ford serves on the Audit and Corporate Governance Committees of AmeriGas Propane, Inc. Mr. Ford serves on the Audit, Compensation, Corporate Governance and Conflicts and Nominating Committees of NRG Yield, Inc. and is Chairman of the Audit Committee at FSIC III. The Board determined that Mr. Ford should be nominated for election as a director due to his financial, audit and accounting expertise gained as a partner in a top tier public accounting firm

Sheldon S. Gordon serves as a member of the Compensation Committee and Audit Committee.  He retired as non-executive Chairman of Union Bancaire Privée International Holdings, Inc. where he served from 1996 to 2011.  From 1996 to 2002, he was Chairman of the Rhone Group LLC with which he continues as a Senior Advisor.  Mr. Gordon was a director of Union Bancaire Privée from 1997 to 2011 and was a director of the Holland Balanced Fund from 1996 to 2008, and served as a member of the Board of Directors of AMETEK Inc. from 1989 to 2011.  The Board determined that Mr. Gordon should be nominated for election as a director due to his financial and accounting expertise, his experience as a senior executive and director of large multinational corporations, and his strategic business management expertise.

Quintin V. Kneen is our President and Chief Executive Officer. He was named our Executive Vice President and Chief Financial Officer in 2009 and served in those roles until he was appointed as our President and Chief Executive Officer in June 2013. Mr. Kneen joined GulfMark in June 2008 as Vice President – Finance and was named Senior Vice President – Finance and Administration in December 2008. Previously, he was Vice President – Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco since 2003. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds a Master of Business Administration from Rice University and a Bachelor of Business Administration in Accounting from Texas A&M University, and is a Certified Public Accountant and a Chartered Financial Analyst. The Board determined that Mr. Kneen should be nominated for election as a director due to his extensive financial expertise and his position as our President and Chief Executive Officer.

Steven W. Kohlhagen was appointed to the Board of Directors in September 2013 and serves as a member of the Audit Committee and Compensation Committee. He is a retired financial executive who brings to the Board expertise in financial accounting, finance and risk management through his extensive experience in, and knowledge of, the financial, securities and foreign exchange markets. He has held various positions in the private sector, including investment banking, asset management, and most recently as a consultant with AMETEK, Inc. He currently serves on the Board of Directors, as Chairman of the Risk Committee and as a member of the Compensation Committee of Freddie Mac, and the Board of Directors and Audit Committee for AMETEK. He also serves on the Board of Directors, the Nominating and Governance Committee, and the Compensation Committee of Reval Inc. He is on the Advisory Board of Stanford Institute for Economic Policy Research at Stanford University, on the Board of Advisors at Roper St. Francis Cancer Center and on the Front Office Advisory Board at Bloomberg Sports. He was on the Board of Directors and Audit Committee of Abtech Holdings, Inc. through March 2014. Our Board determined that Mr. Kohlhagen should be nominated for election as a director due to his extensive senior executive leadership skills and deep understanding of economics, modeling, international financial markets and complex financial instruments.

William C. Martin was appointed to the Board of Directors in December 2015. Mr. Martin is Chairman, Chief Investment Officer and Managing Member of Raging Capital Management, LLC, a private investment partnership that was founded in 2006. He has served on several public company boards, including nine years on the board of Bankrate, Inc., which was acquired in 2009; the board of Salary.com, Inc., which was acquired in 2010; the board of Vitesse Semiconductor Corp., which was acquired in 2015; and the board of SMG Indium Resources Ltd. Mr. Martin began his career as an entrepreneur, having co-founded a number of companies including RagingBull.com in 1997, Indie Research, LLC in 2002 and InsiderScore.com in 2004. The Board determined that Mr. Martin should be nominated for election as director due to his extensive experience as an investor, entrepreneur and public company director. In addition, Mr. Martin adds the perspective of a large stockholder to the Board.

Rex C. Ross serves as a member of the Audit Committee and Governance and Nominating Committee. From 2004 to 2009, Mr. Ross served as Chairman and director of Schlumberger Technology Corporation, the holding company for all Schlumberger Limited assets and entities in the United States. Prior to his retirement from Schlumberger Limited in 2004, Mr. Ross held a number of executive management positions during his 11-year career there, including President of Schlumberger Oilfield Services North America; President, Schlumberger GeoQuest; and President of SchlumbergerSema North & South America. Mr. Ross served as a member of the Board of Directors of Enterprise Products Partners L.P. (a publicly traded oil and gas mid-stream services and marketing company) from 2004 until 2014 and was a member of its Audit and Conflicts Committees. The Board determined that Mr. Ross should be nominated for election as a director due to his executive management expertise and his knowledge of the oil and gas service industry.

Charles K. Valutas was appointed to the Board of Directors in September 2013 and has over 30 years’ experience with an integrated oil company. He serves as a member of the Compensation Committee and Governance and Nominating Committee. From 1979 to 2008, Mr. Valutas held various positions with Sunoco Inc., a large publicly held oil company, holding the positions of Sales and Products Manager, Vice President and General Manager of Sunoco Chemicals, and most recently retiring as Senior Vice President and Chief Administrative Officer. Mr. Valutas serves as a board member for the Chemical Heritage Foundation and as a board member and member of the Finance and Investment Committees of Drexel University and the Philadelphia Orchestra. Prior to his experience with Sunoco Inc., Mr. Valutas worked as a Certified Public Accountant for Arthur Andersen & Co. The Board determined that Mr. Valutas should be nominated for election as a director due to his industry and financial and accounting expertise.

Required Vote for Election of Directors

Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

In accordance with our corporate governance guidelines, any director nominee who receives a greater number of “WITHHELD” votes than votes “FOR” such election must tender his resignation following certification of the stockholder vote. The Governance and Nominating Committee will recommend to the Board whether such resignation should be accepted, and the Board will promptly disclose in a Current Report on Form 8-K its decision whether to accept or reject the resignation. The nominee director who has tendered his resignation cannot participate in any Board action regarding whether to accept his resignation offer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

OUR BOARD OF DIRECTORS

Role of the Board

Our directors are elected by our stockholders to oversee the actions and results of our management. Their responsibilities include:

•	providing general oversight of our business, including the audit function;

•	approving corporate strategy;

•	approving major management initiatives;

•	providing oversight of legal and ethical conduct;

•	overseeing the management of any significant business risks;

•	selecting, compensating, and evaluating directors;

•	evaluating board processes and performance;

•	selecting, compensating, evaluating and, when necessary, replacing the President and Chief Executive Officer, and compensating other senior executives;

•	ensuring that a succession plan is in place for all senior executives; and

•	establishing and overseeing committees to manage the foregoing.

Composition of the Board

We believe there should always be a substantial majority (75% or more) of independent directors and that the Chief Executive Officer should be a Board member. Other officers may, from time to time, be Board members, but no officer other than the Chief Executive Officer should expect to be elected to the Board by virtue of his or her position with us.

Selection of Director Nominees

The Board is responsible for selecting candidates for Board membership and for establishing the criteria to be used in identifying potential candidates. The Board delegates the screening process to the members of the Governance and Nominating Committee. For more information on the director nomination process, including the selection criteria, see the GulfMark Offshore, Inc. Governance & Nominating Policy available online at www.gulfmark.com. Please note that the preceding Internet address and all other Internet addresses referenced in this Proxy Statement are for information purposes only and are not intended to be a hyperlink. No information found or provided at such Internet addresses or at our website in general is intended or deemed to be incorporated by reference in this Proxy Statement.

We believe that it is important for our Board to be comprised of individuals with diverse backgrounds, skills and experiences. The composition of the Board and the experience, as well as the qualities, brought to the Board by our directors are reviewed annually. While the Governance and Nominating Committee does not have a formal diversity policy and identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Nominees should have substantial experience with one or more publicly traded national or multinational companies or should have achieved a high level of distinction in their chosen fields.

The Board is particularly interested in maintaining a mix that includes the following backgrounds:

•	active or retired chief executive officers and senior executives;

•	experience in operations, finance, accounting and/or banking;

•	international business;

•	oilfield services; and

•	other oil and gas industry experience.

Board members should display the personal attributes necessary to be an effective director: integrity, sound judgment, independence, ability to operate collaboratively, and commitment to the Company and our stockholders. The Board believes that the use of these general criteria in conjunction with a non-discriminatory policy will best result in a Board that evidences diversity in its many aspects. The Board believes that it currently maintains that diversity.

Separation of the Roles of Chairman of the Board and Chief Executive Officer

We believe that separating the role of Chairman of the Board from that of Chief Executive Officer can facilitate a clear delineation between the oversight responsibilities of the Board and the management responsibilities of the Chief Executive Officer. We also believe that the decision to separate these roles is dependent on the attributes of the two individuals involved. When properly constructed and constituted, the separation allows the Chairman of the Board to more readily manage the time requirements and distractions of general Board operations and routine contact with fellow directors between meetings, and can foster candor in evaluating the Company’s and our Chief Executive Officer’s performance. This provides the Chief Executive Officer with additional time to manage and execute the strategic plans for our business.

Board Independence

Our Board has determined that all eight of our current non-management directors nominated for election as a director qualify as “independent” directors under the New York Stock Exchange (“NYSE”) corporate governance rules and that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of our eight nominated non-management directors is also a “non-employee director” as defined under Exchange Act Rule 16b-3 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Each committee described below in “Board Committees and Meetings” is comprised solely of independent non-management directors.

In accordance with the independence requirements under the NYSE rules, our Board affirmatively determined that all eight nominated non-management directors had no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). A director is not independent under the NYSE listing standards applicable to us if:

•	the director was employed by us within the preceding three years;

•	an immediate family member of the director was an executive officer for us within the preceding three years;

•

the director or an immediate family member of the director received from us more than $120,000 per year, within the preceding three years, in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•

the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of us, within the preceding three years;

•

the director or an immediate family member of the director was employed, within the preceding three years, as an executive officer of another company where any of our present executives serve or served on that company’s compensation committee; or

•

the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Our Board does not consider a material relationship that would impair a director’s independence to exist solely due to the fact that a director is an executive officer of, or beneficially owns in excess of a 10% equity interest in, another company:

•	that does business with us, and the amount of the annual payments to us is less than five percent of our annual consolidated gross revenues, or $200,000, whichever is more;

•	that does business with us, and the amount of the annual payments by us to such other company is less than five percent of our annual consolidated gross revenues, or $200,000, whichever is more; or

•	to which we were indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of our consolidated assets.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our Board members who satisfy the independence guidelines described above.

Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers or directors, or relatives or affiliates of any such officers or directors, to determine whether any such related-party transaction is fair and is in our overall best interest.

Board Committees and Meetings

Pursuant to our Bylaws, the Board has established three standing committees, including the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. During the year ended December 31, 2015, the Board met six times, the Audit Committee met eight times, the Compensation Committee met two times and the Governance and Nominating Committee met four times. During 2015, each director attended 75% or more of the total meetings of the Board and the committees on which such director served. Our policy regarding director attendance at the Annual Meeting is that directors are invited to attend, and that we will make all appropriate arrangements for directors that choose to attend. All directors then serving on the Board attended our 2015 annual meeting of stockholders.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Ford (Chairman), Bijur, Gordon, Kohlhagen and Ross are the current members of the Audit Committee. The Board has determined that all of the Audit Committee members are “independent” as defined in the NYSE listing standards applicable to us. Mr. Ford, by virtue of his financial, audit and accounting expertise gained as a partner in a top tier public accounting firm, has been designated as an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee’s function is to provide oversight of the Company’s accounting policies. Its principal oversight responsibilities are to:

•	make recommendations to the Board concerning the selection and discharge of our independent public accountants;

•	discuss with our internal auditors and independent public accountants the overall scope and plans for their respective audits, including the adequacy of staffing and compensation; and

•	discuss with management, internal auditors and independent public accountants the adequacy and effectiveness of our accounting and financial controls.

The Board adopted a written charter for the Audit Committee, which is posted on our website at www.gulfmark.com.

Executive Sessions of the Directors

Non-management directors meet in executive sessions following Board and committee meetings without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present. In addition, committees also may, by invitation, meet with individual members of management, including our President and Chief Executive Officer, during portions of such executive sessions. Mr. Butters presides as chairman of each executive session of the Board unless the particular topic of the applicable executive session dictates that another independent director serve as chairman of the meeting. In the case of an executive session of the independent directors held in connection with a meeting of a committee of the Board, the chairman of the particular committee will preside as chairman of the executive session.

Compensation Committee

Messrs. Butters (Chairman), Gordon, Kohlhagen and Valutas are the current members of the Compensation Committee. Among the functions of the Compensation Committee are to:

•	formulate, administer and periodically assess our compensation philosophy in light of actual pay practices, policies and programs;

•	review overall plan design for each of the major benefit programs;

•

retain, as the Compensation Committee in its discretion determines to be appropriate, independent advisors to assist the Compensation Committee in its role of assessing and administering these programs;

•

review and monitor succession plans for the President and Chief Executive Officer and our other officers, as well as the general policies and programs associated with development of our management team;

•	independently administer the compensation and benefit programs of the President and Chief Executive Officer;

•

annually review the compensation levels of our executive officers using independent data and the President and Chief Executive Officer’s recommendations on compensation (other than his own) and make recommendations to the Board on salary changes, annual bonus plan provisions and payouts and equity grants; and

•

periodically review the components, administration and operation of our incentive compensation programs in order to prevent the existence of material risks that would or could promote excessive risk taking that could be detrimental to us or our stock.

The recommendations of the Compensation Committee are reviewed and subject to approval by the full Board, including a majority of our independent directors.

The Board adopted a written charter for the Compensation Committee, which is posted on our website at www.gulfmark.com.

Further information regarding the processes and procedures for the consideration and determination of executive compensation may be found in the “Compensation Discussion and Analysis” below.

Governance and Nominating Committee

Messrs. Bijur (Chairman), Ford, Ross and Valutas are the current members of the Governance and Nominating Committee. The functions of the Governance and Nominating Committee are to:

•	develop and periodically review our governance principles;

•	identify new directors and annually recommend directors for election to the Board;

•	annually evaluate Board and Committee performance; and

•	review and recommend Board compensation for non-employee directors.

The Governance and Nominating Committee will consider any candidate that has timely given written notice to our Secretary in the same manner as a candidate selected by our Board. If you would like to recommend a director candidate for consideration by our Governance and Nominating Committee you may submit your recommendation to our executive offices at GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, Attn: Corporate Secretary. The notice should set forth as to each person you propose to nominate for election or reelection as a director:

•	all information required to be disclosed in solicitations of proxies for election of directors in a contested election, or otherwise required under then-current SEC rules;

•

a description of all direct and indirect compensation and other material monetary agreements during the past three years, and any other material relationships, between or among you or any person deemed to be associated with you, as described below (an “associated person”), if any, on the one hand, and such proposed nominee or his or her respective affiliates and associates on the other hand; and

•

a completed and signed Director Representation and Agreement and Director Questionnaire with respect to the background and qualifications of such nominee, the forms of which you can obtain from us upon written request to our executive offices at the address set forth above.

An associated person includes (1) any of your affiliates or associates, (2) any beneficial owner of our Common Stock on whose behalf you make any proposal or nomination and (3) any other person with whom you, the beneficial owner or any of your affiliates or associates has an agreement or understanding for the purpose of acquiring, holding, voting or disposing of our Common Stock or obtaining, changing or influencing the control of us.

In addition, you will need to provide the following information regarding yourself and any associated person:

•	any information that would be required to be disclosed in solicitations of proxies for the election of directors in a contested election, or that is otherwise required under then-current SEC rules;

•

a representation that you are a holder of record of our capital stock entitled to vote at such meeting and that you intend to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation as to whether you or any associated person intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or (2) otherwise solicit proxies or votes from stockholders in support of such nomination.

For a full description of the process for stockholders nominating a director, see Section 1.13(a)(4) of our Bylaws.

The Governance and Nominating Committee identifies and evaluates director candidates in accordance with the director qualification standards described in our Governance & Nominating Policy, which can be found on our website, www.gulfmark.com. Candidates are selected for their character, judgment, business experience and acumen, as well as other factors established by the Governance and Nominating Committee in order to satisfy the qualifications for directors described above in the section titled “Selection of Director Nominees” and taking into account the current needs of the Board.

The Board has adopted a written charter for the Governance and Nominating Committee, which is posted on our website at www.gulfmark.com.

Code of Business Conduct and Ethics

The Board adopted a Code of Business Conduct and Ethics applicable to all of our employees and agents as well as a Code of Ethics for our Principal Executive Officer and Senior Financial Officers, which are posted on our website at www.gulfmark.com. We intend to satisfy the disclosure requirement regarding any changes to our code of ethics we adopt and/or any waiver from our code of ethics that we grant by posting such information on our website, www.gulfmark.com, or by filing a Current Report on Form 8-K for such event.

Availability of Corporate Governance Documents

Stockholders may obtain copies of the charters of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, our Governance & Nominating Policy and our Code of Business Conduct and Ethics free of charge by contacting our Corporate Secretary at our principal address of 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, or by accessing our website at www.gulfmark.com, selecting the “Investors” tab and then selecting “Corporate Governance.”

DIRECTOR COMPENSATION

Fees and Awards

Each of our non-employee directors is currently paid (i) a cash retainer of $11,250 each quarter, (ii) $1,500 for each Board meeting attended and (iii) $1,500 for each committee meeting attended. Mr. Butters is also paid an additional cash retainer of $8,333 per month for serving as Chairman of the Board. We maintain committee chairman retainer arrangements whereby we pay Messrs. Ford, Butters and Bijur $3,750, $2,500 and $2,500, respectively, per quarter for serving as Chairman of the Audit Committee, Compensation Committee and Governance and Nominating Committee, respectively.

Non-employee directors are awarded $100,000 in restricted Common Stock at each Annual Meeting in accordance with our 2011 Non-Employee Director Share Incentive Plan. On June 5, 2015, each then serving non-employee director was granted 7,791 shares of restricted stock. The number of shares awarded depends on the share price on the date of the award. Restricted stock awards vest in full on the first anniversary of the grant date of the award, subject to continued service by the director. Vesting is accelerated if the director’s service ends due to death or disability or in the event the director is not reelected or nominated for reelection to the Board but completes his elected or appointed term of service.

Total compensation paid in 2015 to non-employee directors, including the value of restricted stock granted, cash director fees and retainers, matching and discretionary contributions made by us under the GulfMark Offshore, Inc. Deferred Compensation Plan (the “DC Plan”), which is described below, and earnings under the DC Plan (to the extent such earnings are considered preferential under SEC rules), is as follows:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Peter I. Bijur	$96,880	$100,000	$16,619	$16,725	$230,224
David J. Butters	191,713	100,000	64,484	32,200	388,397
Brian R. Ford	103,130	100,000	2,217	17,850	223,197
Sheldon S. Gordon	81,380	100,000	-	14,025	195,405
Steven W. Kohlhagen	81,380	100,000	-	14,025	195,405
William C. Martin	-	-	-	-	-
Rex C. Ross	84,380	100,000	1,704	14,475	200,559
Charles K. Valutas	75,380	100,000	-	13,125	188,505

(1)	Certain non-employee directors elected for 2015 to defer all or a portion of the cash fees reported in this column under the DC Plan.

(2)

Represents the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during 2015, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. As of December 31, 2015, (a) none of our non-employee directors held any outstanding stock options and (b) each of our non-employee directors, except Mr. Martin, held 7,791 unvested shares of restricted stock.

(3)

Represents earnings that accrued during 2015 to the accounts of the non-employee directors in the DC Plan to the extent that the rate of return is considered above-market or preferential because it exceeds a market rate specified by SEC rules.

(4)	Reflects discretionary and matching contributions made by us on behalf of the non-employee directors to the DC Plan during 2015.

Deferred Compensation Plan

We sponsor the DC Plan, whereby participants may elect to contribute a portion of their cash compensation, which is matched by us up to a certain point, and in which we may elect to make additional discretionary contributions. Contributions are generally not taxable to the participant until distributed, which generally occurs after retirement or resignation. Participants in the DC Plan are generally our directors and senior management, including all such persons described in this Proxy Statement.

Although discretionary, we have elected every year since inception of the DC Plan to contribute 7.5% of a participant’s total cash compensation to the DC Plan. In addition, contributions by the participants are matched dollar-for-dollar up to 7.5% of the participant’s total cash compensation. Director participants may elect to contribute up to 100% of their cash compensation to the DC Plan. Additional information regarding the DC Plan is provided below under “Nonqualified Deferred Compensation.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee are David J. Butters, Sheldon S. Gordon, Steven W. Kohlhagen and Charles K. Valutas. No member of our Compensation Committee is, or was during 2015, our officer or employee. Each member of the Compensation Committee satisfies the definition of “independent” as established under the NYSE listing standards. During 2015, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions) or a member of the board of directors of another entity, one of whose executive officers served on our Compensation Committee, or (2) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Board of Directors.

EXECUTIVE OFFICERS

The following are our current executive officers, who serve at the discretion of the Board:

Name	Position	Age
Quintin V. Kneen	President and Chief Executive Officer	50
James M. Mitchell	Executive Vice President and Chief Financial Officer	48
Samuel R. Rubio	Senior Vice President - Controller, Chief Accounting Officer and Assistant Secretary	56
David E. Darling	Senior Vice President - Human Resources	61

Quintin V. Kneen’s biographical information can be found in “Proposal 1 – Election of Nine Directors” above.

James (Jay) M. Mitchell was named our Executive Vice President and Chief Financial Officer in June 2013. His expertise includes strategic planning, merger and acquisitions, finance, accounting, treasury, taxation, risk management and investor relations. Prior to joining the Company, he was Chief Executive Officer of the privately held Flex Energy. Previously, Mr. Mitchell served as Senior Vice President and CFO of T-3 Energy Services, a publicly traded company, until its successful sale in 2011. He earned a MPA in Taxation from the University of Texas at Austin, and a B.B.A. in Accounting from Georgia State University.

Samuel R. Rubio was named our Vice President – Controller, Chief Accounting Officer and Assistant Secretary in December 2008 and was promoted to Senior Vice President in the same function in June 2012. Mr. Rubio joined us in 2005 as Assistant Controller and was subsequently promoted to Controller in 2007. He has a Bachelor of Business Administration degree from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. In addition, Mr. Rubio has over 25 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations.

David E. Darling was named our Vice President – Human Resources in November 2008 and was promoted to Senior Vice President in the same function in June 2012. Mr. Darling has over 24 years of human resources experience. He came to us through our acquisition of Rigdon Marine, where he was employed as Human Resource Director since 2007. Prior to joining Rigdon Marine, Mr. Darling served as Executive Vice President of Human Resources for a wholly owned subsidiary of the Ford Motor Company which he joined in 2000. Additionally, Mr. Darling has 15 years of experience in the offshore vessel industry as Vessel Master, Operations Manager and Human Resources Manager with Zapata Gulf Marine and Tidewater, Inc. Mr. Darling earned his Bachelor of Science in Human Resources Management from Brenau University and his Master of Science in Human Resources Management and Labor Relations from the New York Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information regarding the 2015 compensation program in place for (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our three other most highly-compensated executive officers serving as of December 31, 2015 and (iv) two of our former officers who would have been among the three other most highly-compensated executive officers but were not serving as our executive officers as of December 31, 2015 (collectively, our “named executive officers”). This section includes information regarding our compensation philosophy and objectives, the components of our compensation program, and the key factors the Board, the Compensation Committee and our President and Chief Executive Officer considered in determining the compensation for our named executive officers in 2015. For 2015, our named executive officers were:

Name	Title
Quintin V. Kneen	President and Chief Executive Officer
James M. Mitchell	Executive Vice President and Chief Financial Officer
William C. Long	Former Senior Vice President - General Counsel and Secretary
Samuel R. Rubio	Senior Vice President - Controller, Chief Accounting Officer and Assistant Secretary
David E. Darling	Senior Vice President - Human Resources
David B. Rosenwasser	Former Senior Executive Vice President and Chief Operating Officer
Richard M. Safier	Former Senior Vice President - General Counsel and Secretary

The components of our 2015 compensation program are as follows:

Type		Form		Terms		Role in Total Compensation
Cash	–	Base Salary	–	Set annually based on market conditions and other factors, including the executive officer’s skills and experience	–	A core element of competitive total compensation, important in attracting and retaining qualified executive officers
	–	Annual Non-Equity Incentives	–	Linked to Company-wide performance but discretionary factors are also considered (no such awards were made for 2015)	–	Aligns executive officers with annual strategic, operational and financial results and recognizes individual and performance-based contributions to annual results
Equity	–	Long-Term Equity Incentive Awards	–	Restricted stock with restrictions lapsing in thirds on each anniversary of the date of grant over three years	–	Aligns executive officers with sustained long-term value creation and stockholder interests

Type		Form		Terms		Role in Total Compensation
			–	Options to acquire our stock which become exercisable ratably over three years and have a seven year term	–	Creates opportunity for a meaningful and sustained ownership stake
Other	–	Severance and Change of Control Arrangements	–	Payments and benefits are triggered only if the executive officer is involuntarily terminated or terminates employment following an adverse change in employment	–	Helps mitigate possible disincentives to pursue value-added transactions if employment prospects are uncertain
					–	Provides assistance with transition if post-transaction employment is not offered
	–	Deferred Compensation Plan	–	Allows deferral of salary and bonus with a portion required to be invested in our stock, with distribution occurring after retirement or resignation	–	Contributes towards financial security for various life events (e.g., retirement, disability or death) by providing a mechanism for additional savings
	–	Benefits and Perquisites	–	Generally on the same terms as other employees, including our employee stock purchase plan	–	Benefits provided are generally intended to be competitive with those provided by others in our industry
			–	Certain executive officers receive personal use of company vehicles and reimbursement of club dues	–	It is the Compensation Committee’s policy that perquisites be limited and consistent with our overall compensation program

Compensation Philosophy and Objectives

Our compensation philosophy is to set the fixed compensation of our senior executives competitively for their demonstrated skills and industry experience. Variable compensation, both annual and long-term, should reflect the results of performance against a combination of quantitative and subjective measures. Prior to 2015, we targeted between 25% and the median of our peer group for all elements of pay, including base salary, annual incentives, and long-term incentives, and designed our compensation programs to reward superior performance with payouts that were near the median of the market. In 2015, however, we did not benchmark executive compensation to any peer group.

Our compensation and benefits programs are designed to achieve the following objectives:

•

Compensation should enable us to attract, motivate and retain talented executive officers capable of leading us in a competitive and changing industry and to align the interests of our executives with those of our stockholders to ensure long-term success and stockholder value.

•	Compensation should reflect the marketplace for talent. We strive to remain competitive with the pay of other companies with which we compete for talent.

•	Annual cash and equity awards should reflect progress towards our financial and operational goals that balance rewards for both short-term and long-term performance.

Compensation Actions in Recognition of Low Commodity Price Environment

In late 2014, the oil and gas industry experienced a significant decline in the price of oil that has continued to the present day. This industry-wide downturn has impacted the operational plans for oil and gas producers, resulting in reduced spending for exploration and production activities, and consequently has adversely affected the drilling and support service sector. The offshore component of the oil and gas business generally experiences much higher costs than the onshore component and, as a result, requires a higher commodity price to sustain profitability. Commodity prices for most of 2015 and continuing into 2016 are lower than the level needed to maintain a healthy offshore service sector. These industry dynamics directly affected demand for our offshore supply vessel services and led to an excess number of vessels in all of our operating regions. The decreased demand had a significant negative impact on day rates, utilization and, consequently, profitability and cash flow. We recognized early in the downturn that cash flow would be significantly affected by the lower oil prices and made immediate changes in our executive compensation.

In view of this severe industry-wide downturn and its effects on our financial performance and our cash flow, the Compensation Committee approved the following compensation actions during 2015:

•	Base salaries for our executive officers were reduced by 15% for our Chief Executive Officer, by 10% for each of our Executive Vice Presidents and by 5% for our Senior Vice Presidents;

•	Salaries were maintained at 2014 levels for all onshore Company personnel and pay rates for mariners were substantially reduced;

•	In light of industry conditions, negative discretion was applied and no cash bonus was paid in 2016 for the 2015 performance year to any of our employees, including executive officers; and

•	We suspended Company contributions to the 401(k) plan.

Say-on-Pay Stockholder Voting Results

At our 2015 annual meeting, more than 97% of the shares that were voted approved the compensation of our named executive officers as disclosed in our 2015 proxy statement. The Board and the Compensation Committee reviewed the results of this vote and concluded that with this level of support, no changes to our compensation design and philosophy needed to be considered as a result of the vote.

Administration of our Executive Compensation Program

Our executive compensation program is developed and administered by the Compensation Committee, which is comprised of four non-employee independent directors. The Compensation Committee is responsible for the review and assessment of all aspects of our executive compensation program. The specific duties and responsibilities of the Compensation Committee are described in this Proxy Statement under “Our Board of Directors – Compensation Committee.” The recommendations of the Compensation Committee are approved by the full Board, including a majority of the independent directors.

Role of Executive Officers in Executive Compensation Decisions

Our President and Chief Executive Officer works closely with the Compensation Committee providing his assessment and recommendations on the competitiveness of the programs, performance issues and challenges, and makes recommendations for consideration pertaining to the compensation of his executive team, including the performance criteria for the named executive officers other than himself. The Compensation Committee takes these recommendations into consideration and either approves the proposal of the President and Chief Executive Officer or works with the President and Chief Executive Officer to develop suitable alternatives. In consultation with the President and Chief Executive Officer, the Compensation Committee determines the specific base salary and bonus compensation for our Senior Vice Presidents. The President and Chief Executive Officer does not make, participate in, provide input for or make recommendations about his own compensation. In addition, none of the other named executive officers participate in the deliberation process of the Compensation Committee. Such executive officers do, however, participate in the review and award process for other key employees.

Setting Performance Measures

When setting performance goals and objectives, we attempt to use criteria that assess our performance while taking into account industry conditions, rather than absolute performance. This is based on the belief that our absolute performance can be affected both negatively and positively by industry factors over which our executives have no control, such as prices for oil and natural gas. We have developed metrics we feel reflect performance with a balance of specific internal goals that will enhance our ability to grow and create further stockholder value.

For additional details regarding our performance measures and how they affect our executive compensation please see the section entitled “2015 Executive Compensation Decisions – Annual Non-Equity Incentives – Our 2015 Performance” below.

Performance Review

At the end of each year, calculations required to support achievement of compensation goals established by the Compensation Committee are provided to the Compensation Committee by our financial department. The Compensation Committee then reviews the performance of our named executive officers based on their achievement of the established objectives, contribution to our performance and individual performance. This review is shared with the President and Chief Executive Officer and recommendations for compensation are provided to the Board for consideration and approval.

For our Senior Vice Presidents, performance criteria are set at the beginning of the year and reviewed at the end of the year. Recommendations regarding the compensation awarded to these individuals is approved by the Compensation Committee in consultation with our President and Chief Executive Officer.

Compensation Program Components

The compensation of our executive officers typically consists of:

•	Base salary;

•	Annual non-equity incentives;

•	Long-term equity incentive awards (in the form of restricted stock and stock options);

•	Severance and change of control arrangements; and

•	Other benefits and perquisites (including participation in our deferred compensation plan).

The balance among these components is established annually by the Compensation Committee and is designed to recognize past performance, retain our executive officers and encourage future performance. For a breakdown of the mix of short-term and long-term compensation in 2015 please see the table included under “2015 Executive Compensation Decisions – Allocation of Short-Term and Long-Term Compensation” below.

The particular elements that comprise the executive compensation program for our named executive officers are set forth in more detail below.

Base Salary

Base salary for our executive officers is reviewed and set annually by the Compensation Committee. Salary levels are adjusted to take into account job responsibility, job complexity, individual performance, cost of living and other relevant factors. We believe this component of pay is one of the most effective ways to attract and retain executives. In addition to market practices and the other factors described above, in determining the overall salary amounts that are established each year, the Compensation Committee considers industry information and current economics. The objective is to provide a salary at a level sufficient to retain, motivate and reward successful performance while maintaining affordability within our business plan.

In 2015, as a result of the severe downturn in our industry, base salaries for our executive officers were reduced by 15% for our Chief Executive Officer, by 10% for each of our Executive Vice Presidents and by 5% for our Senior Vice Presidents.

Annual Non-Equity Incentives

We typically provide annual non-equity incentive compensation to our executive officers in the form of annual cash bonuses relating to financial and operational achievements during the year for the purpose of retaining and motivating our executive officers. Due to the severe downturn in the industry and its effects on our financial performance, however, we did not grant our executive officers any cash bonus awards in 2016 for the 2015 performance year.

In years when cash bonus awards are granted, they are linked to the achievement of Company-wide performance goals and are designed to put a significant portion of total compensation at risk. The cash amounts of such bonuses actually paid to the executive officers are determined using the following formula:

Annual Salary	x	Bonus Target Percentage	x	Company- Wide Performance Multiplier	=	Cash Bonus Amount

A Bonus Target Percentage is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact our success. Individual Bonus Target Percentages for our named executive officers, other than our President and Chief Executive Officer, range from 75% to 100% of base salary. The President and Chief Executive Officer’s potential bonus has no Bonus Target Percentage as the Compensation Committee believes there should be flexibility to award amounts in excess of base salary in the event of significant achievements above the Company-wide goals and objectives established for the year.

The Company-Wide Performance Multiplier is based on our financial performance (60%), our safety performance (10%) and each named executive officer’s personal goals (30%). Although the achievement of certain financial objectives as measured by a business segment’s earnings is considered in determining the annual bonuses, other subjective and less quantifiable criteria are also considered, such as market penetration, development of the fleet, and effectiveness of new information systems. In this regard, the Compensation Committee takes into account specific operational achievements that are expected to affect future earnings and results, or that had an identifiable impact on the year’s results. For additional information regarding our performance metrics and our actual performance for 2015, please see “2015 Executive Compensation Decisions – Annual Non-Equity Incentives – Our 2015 Performance” below.

Long-Term Equity Incentive Awards

We also provide long-term incentive compensation to our executive officers through equity awards granted pursuant to the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan (the “2014 Omnibus Plan”), which was approved by our stockholders in 2014. The use of equity awards is intended to provide incentives to our executive officers to work toward our long-term goals.

It is generally our policy to make annual grants of long-term equity incentive awards in the first quarter of the year following the performance year to which the award relates, which gives the Compensation Committee enough time to review the prior year’s performance. With respect to the 2014 performance year, the Compensation Committee chose to award a mixture of restricted stock and stock options to the named executive officers other than the Senior Vice Presidents. The Senior Vice Presidents in most cases received only restricted stock for the 2014 performance year. The long-term equity incentive awards for the 2014 performance year were granted to the named executive officers in March 2015. With respect to the 2015 performance year, the Compensation Committee has approved awards of restricted stock to be granted in 2016 to executive officers, which awards are subject to stockholder approval at the Annual Meeting of our Amended and Restated 2014 Omnibus Equity Incentive Plan.

The restrictions on restricted stock generally lapse annually on each anniversary of the date of grant in substantially equal installments over three years, and stock options become exercisable over a three year period and have a seven year term. Any cash dividends paid with respect to unvested shares of restricted stock will be accumulated and paid in cash to the executive officer when the restricted shares vest.

The number of shares of restricted stock awarded for the 2014 performance year each of our named executive officers was determined by the following formula:

Total Annual Base Salary	x	Target Equity Award Percentage	x 75%(1) or 100%	÷	Average High and Low Stock Price on Date of Award	=	Number of Shares Awarded

(1)For Messrs. Kneen, Mitchell, Rosenwasser and Darling, the applicable percentage was 75% and for the remaining executive officers, the applicable percentage was 100%.

The number of shares underlying the stock options awarded to Messrs. Kneen, Mitchell, Rosenwasser and Darling for the 2014 performance year was determined by the following formula:

Total Annual Base Salary	x	Target Equity Award Percentage	x 25%	÷	Black-Scholes Value	=	Number of Options Awarded

Severance and Change of Control Arrangements

Currently, we have an employment agreement with our President and Chief Executive Officer that provides for certain severance payments in the event he is terminated without cause or terminates his employment for good reason, including as a result of a change of control, as provided in the agreement. In addition, we have an employment agreement and separate change of control agreement with our Executive Vice President and Chief Financial Officer that include similar provisions. Additional information regarding the terms and provisions of the employment agreements is provided below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Agreements Related to Employment.”

The purpose of the severance and change of control arrangements with our named executive officers is to:

•	maintain the continued dedication of the executive officers; and

•	diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control.

The change of control provision included in each of these agreements requires a “double trigger” in order for the executive officer to receive any payment in the event of a change of control situation. First, a change of control must occur and, second, the individual must terminate his employment for good reason or we must terminate his employment without cause during a specified protection period. We believe providing the officer this change of control protection helps to ensure impartiality and objectivity of these named executive officers in the context of a change of control situation and protects the interests of our stockholders.

Our named executive officers who do not have employment agreements or change of control agreements are eligible participants in our Severance Benefits Policy applicable to all our employees generally, which provides severance pay based on years of continuous service to terminated or laid-off employees under certain circumstances, including termination without cause or because of a change of control. See “Potential Payments Upon Termination or Change of Control – Severance Benefits Policy.”

Additional information regarding the severance and change of control arrangements with our named executive officers is provided below under “Potential Payments upon Termination or Change of Control.”

Deferred Compensation Plan

We provide our executive officers with the opportunity to defer certain portions of their salary and bonuses paid by us for distribution after retirement or resignation through our DC Plan. The DC Plan is intended to encourage the continued employment of the participating employees and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability. The first 7.5% of compensation deferred by a participant under the DC Plan must be invested in our Common Stock and contributions in excess of that amount can be allocated into either our Common Stock or an account in which we provide a return equivalent to the prime rate plus 2%. Contributions by participants are matched dollar-for-dollar up to 7.5% of the participant’s total cash compensation and we may elect to make additional annual discretionary contributions to the DC Plan equal to a designated percentage of a participant’s total cash compensation for the year. These company-provided contributions vest pro rata over five years. Our executive officers’ benefits and participation in the DC Plan are described in greater detail in “Nonqualified Deferred Compensation” below.

Other Benefits

Our executive officers participate in our other benefit plans on the same terms as other employees. These plans include a defined contribution plan, our 401(k) plan, for which we match up to 100% of the first 5% of salary contributed by the employee, medical, dental, and term life insurance, and our employee stock purchase plan.

Perquisites

We provide our executive officers with limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program, which may include the following:

•

Use of vehicle: We may, from time to time, provide a vehicle for use for travel to and from the office and business-related events and pay for all maintenance, insurance and gasoline for such vehicles.

•

Use of club membership: We may, from time to time, pay for the monthly membership fees for certain golf or social clubs for our executive officers so that they have an appropriate entertainment forum for customers and vendors.

Although these limited perquisites and other personal benefits do not constitute a material part of our executive compensation program, we believe that they help provide a competitive package to attract and retain executive talent.

2015 Executive Compensation Decisions

Determination of Current Base Salary

In light of the continued depressed commodity prices and industry conditions throughout 2015, the Compensation Committee determined that base salaries for our executive officers should be reduced for 2015 as discussed above. Based on its analysis of these conditions and the factors, goals and objectives described above in “Compensation Program Components – Base Salary,” it established the following base salaries for 2016 for our current executive officers, which are the same as their 2015 base salaries.

Name	2016 Base Salary

Quintin V. Kneen	$510,000
James M. Mitchell	304,200
Saumuel R. Rubio	223,269
David E. Darling	235,980

Annual Non-Equity Incentives – Our 2015 Performance

At the beginning of 2015, we determined that we would not grant executive officers any annual cash bonus awards for the 2015 performance year due to the severe downturn in the oil and gas industry and, in particular, in the offshore vessel business. Although we determined not to grant executive officers any annual cash bonus awards for the 2015 performance year, we did grant annual cash bonus awards for the 2014 performance period, which we paid in March 2015.

Long-Term Equity Incentive Awards

The Compensation Committee believes long-term equity incentive awards provide an effective means of executive retention and an incentive to build stockholder value. It is generally our policy to grant annual equity awards to the named executive officers during the first quarter of the year following the performance year to which the award relates. The determination of the number of shares granted is based on market compensation data as well as the executive’s responsibility and ability to influence our performance.

With respect to awards granted for both the 2014 performance year and the 2015 performance year, the Compensation Committee set the Target Equity Award Percentage at 200% for each named executive officer (other than the Senior Vice Presidents) and, in consultation with our President and Chief Executive Officer, set the Target Equity Award Percentage at 110% for Messrs. Safier, Rubio and Darling.

With respect to awards granted on March 24, 2015 for the 2014 performance year (the “2015 Grants”), our named executive officers (other than the Senior Vice Presidents) received 75% of the value of the long-term equity incentive awards in the form of restricted stock and 25% of the value of the long-term equity incentive awards in the form of stock options. The Senior Vice Presidents, other than Mr. Darling, received their 2015 Grants solely in the form of restricted stock. Mr. Darling was granted restricted stock and options using the 75% / 25% formula. Based on the performance of our Common Stock and the Compensation Committee’s review of competitive practices and our financial achievements and performance, the Compensation Committee determined that the 2015 Grants were reasonable.

The following table sets forth the value of restricted stock and stock options and the number of shares or shares underlying stock options issued to the named executive officers on March 24, 2015 or, in the case of Mr. Long, on August 18, 2015 (the date he was hired):

Named Executive Officer	Value of Restricted Shares Awarded	Grant Date Stock Price	Restricted Shares Awarded(1)	Value of Stock Option Awards	Exercise Price	Number of Shares Underlying Options(2)
Quintin V. Kneen	$900,000	$13.27	67,848	$300,000	$13.30	63,425
James M. Mitchell	507,000	13.27	38,221	169,000	13.30	35,729
William C. Long	82,000	8.20	10,000	-	-	-
Samuel R. Rubio	258,522	13.27	19,489	-	-	-
David E. Darling	206,390	13.27	15,559	68,311	13.30	14,442
David B. Rosenwasser	600,000	13.27	45,232	200,000	13.30	42,283
Richard M. Safier	297,352	13.27	19,489	-	-	-

(1)

These restricted stock awards were issued under our 2014 Omnibus Plan. Vesting of our restricted stock is subject to continued employment with us and, while previous performance is considered in making the award, once awarded, the restricted stock is not tied to any level of performance requirements. Restrictions on the restricted stock awarded lapse over three years, one-third per year, except those awarded to Mr. Long which would have lapsed at the end of three years. The number of restricted shares awarded on March 24, 2015 was determined based on the average of the high and low stock price on March 24, 2015, or $13.27. The number of restricted shares awarded to Mr. Long upon his employment was determined based on the average of the high and low stock price on August 18, 2015, or $8.20.

(2)

These stock options were issued under our 2014 Omnibus Plan. The stock options become exercisable over three years, one-third per year, and have a seven year term. The number of options awarded was determined using the Black-Scholes value as of March 24, 2015, or $4.73, and the exercise price was set using the stock price of our Common Stock as of the end of trading on March 24, 2015, or $13.30.

Pursuant to SEC rules, the 2015 Grants are disclosed as 2015 compensation in the 2015 Summary Compensation Table and are included in the 2015 Grants of Plan-Based Awards table included in this Proxy Statement, even though such awards were considered by the Compensation Committee as compensation with respect to the 2014 performance year. The Compensation Committee has approved restricted stock awards to be granted to executive officers in 2016, which are considered by the Compensation Committee as compensation with respect to the 2015 performance year, that are subject to stockholder approval at the Annual Meeting of our Amended and Restated 2014 Omnibus Equity Incentive Plan. See “Proposal 2 – Approval of the GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan – New Plan Benefits” below.

Allocation of Short-Term and Long-Term Compensation

The Compensation Committee allocates the compensation of our named executive officers between equity-based and non-equity-based components in order to balance the policies of supporting long-term performance measures while rewarding yearly performance goals. Messrs. Rosenwasser and Safier are not included in the table because their termination benefits are significant to total compensation and, as a result, their allocations are not indicative of our compensation practices. For 2015, the percentage of short-term and long-term benefits given to our named executive officers serving as of December 31, 2015 is listed below based on the amounts included in the 2015 Summary Compensation Table:

Name	Short-Term Benefits(1)	Long-Term Benefits(2)	Total
Quintin V. Kneen	29%	71%	100%
James M. Mitchell	29%	71%	100%
William C. Long	55%	45%	100%
Samuel R. Rubio	41%	59%	100%
David E. Darling	41%	59%	100%

(1)Short-Term Benefits include salary, annual non-equity incentives, insurance premiums paid under our benefit plans, and the value of perquisites received (i.e., club dues and personal use of our vehicles).

(2)Long-Term Benefits include the grant date fair value of long-term equity incentive awards in the form of restricted stock and stock options, Company-provided matching and discretionary contributions under the DC Plan, and Company-provided contributions under our 401(k) plan.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our directors and executive officers, which are incorporated in our Governance & Nominating Policy and can be found on our website, www.gulfmark.com, by first selecting “Investors” and then selecting “Corporate Governance.” The guidelines require our directors and executive officers to hold the following values in the form of our Common Stock (the director’s annual base compensation or the executive’s annual base salary is multiplied by the appropriate multiple):

•	6x for the chief executive officer,

•	5x for all directors,

•	3x for the executive vice presidents, and

•	2x for all other named executive officers.

Once achieved, ownership of the guideline amounts must be maintained for as long as the director or executive officer is subject to the guidelines, subject to a three year phase-in from the date of appointment of the director or executive officer to the applicable office. Compliance with the guideline amounts is measured based upon the greater of (i) award date or purchase date value and (ii) a value determined on a periodic measurement date. Once compliance is achieved, should the price of the stock decline to a level which creates non-compliance for the executive officer or director, compliance must be attained within two years of the date on which non-compliance was determined pursuant to the stock ownership guidelines of our Governance & Nominating Policy.

Tax Considerations

In certain situations, tax regulations limit the deductibility of executive compensation paid to certain executive officers. Specifically, compensation paid to certain executive officers in excess of $1,000,000 will not be deductible unless it qualifies as “performance-based compensation” and is paid under a plan that has been approved by stockholders consistent with the requirements of Section 162(m) of the Internal Revenue Code. The Compensation Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had a material impact on us to date, and we have determined to retain the flexibility of the current approach in setting goals and applying discretion where and when required in making compensation decisions, including with respect to annual awards of non-equity incentive compensation.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, and our directors are subject to our securities trading policy which, among other things, prohibits such individuals from entering into short sales or hedging or pledging shares of our Common Stock.

Recoupment of Compensation

The Board has not yet adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct or other specified events. However, the 2014 Omnibus Plan includes language providing that awards granted under the plan may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt. Our Compensation Committee is evaluating the practical, administrative and other implications of adopting, implementing and enforcing a clawback policy, and intends to adopt a clawback policy after the SEC issues final rules implementing the clawback provisions set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As of the date of this proxy statement, the SEC has not yet issued final rules.

Compensation Practices as They Relate to Risk Management

We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual non-equity incentive program, our Compensation Committee is able to assess the actual behavior of our executive officers as it relates to risk taking in awarding annual cash bonus amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executive officers and stockholders, thereby reducing the incentives to unnecessary risk taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the management of GulfMark Offshore, Inc. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

David J. Butters – Chairman

Sheldon S. Gordon

Steven W. Kohlhagen

Charles K. Valutas

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Quintin V. Kneen	2015		$528,750	$900,000	$300,000	$-	$-	$157,231	$1,885,981
President and Chief	2014		600,000	647,468	215,823	360,000	-	162,560	1,985,851
Executive Officer	2013		431,491	470,547	529,551	332,367	-	102,964	1,866,920
James M. Mitchell	2015		311,242	507,000	169,000	-	-	88,555	1,075,797
Executive Vice	2014		338,000	283,334	94,445	202,800	-	84,085	1,002,664
President and Chief Financial	2013	(6)	188,889	745,440	-	145,445	-	37,455	1,117,229
Officer
William C. Long	2015	(7)	116,250	82,000	-	-	-	15,090	213,340
Former Sr. Vice President -							-		-
General Counsel and							-		-
Secretary
Samuel R. Rubio	2015		225,717	258,521	-	-	-	62,971	547,209
Sr.Vice President- Controller	2014		235,020	249,776	-	123,386	-	72,477	680,659
and Chief Accounting Officer	2013		227,069	181,875	60,625	154,623	-	58,682	682,874
David E. Darling	2015		238,568	206,390	68,311	-	64	78,636	591,969
Sr. Vice President-
Human Resources
David B. Rosenwasser	2015		308,333	600,000	200,000	-	964	953,816	2,063,113
Former Sr. Executive Vice	2014		400,000	525,000	175,000	240,000	409	111,866	1,452,275
President and Chief	2013		350,000	440,847	146,949	269,500	759	92,817	1,300,872
Operating Officer
Richard M. Safier	2015		174,019	297,352	-	-	-	797,278	1,268,649
Former Sr. Vice President -	2014		270,320	287,300	-	121,644	-	85,891	765,155
General Counsel and	2013		261,182	209,199	69,733	222,000	-	67,007	829,121
Secretary

(1)

For the annual restricted stock awards, the Compensation Committee meets in the first quarter of each year to establish a value for stock to be awarded to the named executive officers with respect to the preceding performance year. The value of restricted stock awarded is determined using an average of the high and low stock price on the grant date of restricted stock awards: March 24, 2015 ($13.33 per share), March 24, 2014 ($44.61 per share) and March 24, 2013 ($38.83 per share). The restricted stock awards granted on March 24, 2015 for the 2014 performance year are reported in the “Stock Awards” column for 2015 in accordance with SEC rules. Any restricted stock awards granted in 2016 for the 2015 performance year will be reported in the “Stock Awards” column for 2016 in next year’s proxy statement in accordance with SEC rules. The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, if any, and do not reflect the actual value that may be realized by the executive. See Note 8 to our consolidated financial statements on Form 10-K for fiscal year 2015 for additional detail regarding assumptions underlying the value of these equity awards. The value reported in the “Stock Awards” column for Mr. Mitchell for 2013 includes in addition to the annual restricted stock award, 16,000 restricted shares granted to him in May 2013 in connection with his appointment as our Executive Vice President and Chief Financial Officer. The value reported in the “Stock Awards” column for Mr. Long for 2015 relates to 10,000 restricted shares granted to him in August 2015 in connection with his appointment as our Senior Vice President, General Counsel and Secretary.

(2)

For the annual option awards, the Compensation Committee meets in the first quarter of each year to establish a value for options to be awarded to the named executive officers with respect to the preceding performance year. The value of options awarded is determined using the Black-Scholes value as of the grant date of the option awards: March 24, 2015 ($4.73 per option), March 24, 2014 ($13.33 per option) and March 24, 2013 ($10.61 per option). The exercise price was set using the stock price of our Common Stock as of the end of trading on March 24, 2015, or $13.30 per share, March 24, 2014, or $44.19 per share and March 24, 2013, or $38.93 per share. The option awards granted on March 24, 2015 for the 2014 performance year are reported in the “Option Awards” column for 2015 in accordance with SEC rules. The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, if any, and do not reflect the actual value that may be realized by the executive. See Note 8 to our consolidated financial statements on Form 10-K for fiscal year 2015 for additional detail regarding assumptions underlying the value of these equity awards. The value reported in the “Option Awards” column for Mr. Kneen for 2013 includes, in addition to the annual option award, 30,301 stock options granted to him in June 2013 in connection with his promotion to President and Chief Executive Officer.

(3)	We did not pay any named executive officer a cash bonus award in 2016 for the 2015 performance year due to the severe downturn in the industry and its effects on our financial performance.

(4)

Represents earnings that accrued to the account of the named executive officer in the DC Plan to the extent that the rate of return is considered above-market or preferential because it exceeded a market rate specified by SEC rules.

(5)	All Other Compensation includes the following:

Name	Matching 401(k) Contributions	Insurance Policy Premiums	Club Dues	Personal Use of Company Vehicles	DC Match and Discretionary Contributions	Termination Benefits	Total
Quintin V. Kneen	$13,185	$552	$10,181	$-	$133,313	$-	$157,231
James M. Mitchell	7,695	360	3,394	-	77,106	-	88,555
William C. Long	-	90	-	-	15,000	-	15,090
Samuel R. Rubio	12,306	1,032	-	-	49,633	-	62,971
David E. Darling	13,250	1,584	-	-	63,802	-	78,636
David B. Rosenwasser	10,097	200	-	18,500	82,250	842,769	953,816
Richard M. Safier	7,058	1,056	-	-	44,349	744,815	797,278

(6)	The salary amount reported for 2013 represents a partial year’s salary for Mr. Mitchell, who was first employed by us on May 30, 2013 at an annual base salary of $320,000.

(7)	The salary amount reported for 2015 represents a partial year’s salary for Mr. Long, who was first employed by us on August 12, 2015 at an annual base salary of $300,000.

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information about long-term equity incentive awards granted through the 2014 Omnibus Plan to the named executive officers in 2015. We did not grant any of the named executive officers any non-equity incentive awards for the 2015 performance year due to the severe downturn in the oil and gas industry and, in particular, in the offshore vessel business.

Name	Grant Date	All Other Stock Awards(1)	All Other Option Awards(2)	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(3)
Quintin V. Kneen	3/24/2015	67,848			$900,000
	3/24/2015		63,425	$13.30	300,000
James M. Mitchell	3/24/2015	38,221			507,000
	3/24/2015		35,729	13.30	169,000
William C. Long	8/18/2015	10,000			82,000
Samuel R. Rubio	3/24/2015	19,489			258,522
David E. Darling	3/24/2015	15,449			206,390
	3/24/2015		14,442	13.30	68,311
David B. Rosenwasser	3/24/2015	45,232			600,000
	3/24/2015		42,283	13.30	200,000
Richard M. Safier	3/24/2015	22,416			297,352

(1)

Our restricted stock awards were issued under our 2014 Omnibus Plan and vesting is subject to continued employment with us and, while previous performance is considered in making the award, once awarded, the restricted stock is not tied to any level of performance requirements. Restrictions on the restricted stock awarded lapse over three years, one-third per year, except shares granted to Mr. Long which would have lapsed at the end of three years.

(2)

Our stock options become exercisable over three years, one-third per year, and have a seven year term. The number of options awarded was determined using the Black-Scholes value as of March 24, 2015, or $4.73, and the exercise price set using the price of our Common Stock as of the end of trading on March 24, 2015, or $13.30.

(3)	This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These awards are not subject to performance conditions.

NARRATIVE DISCLOSURE TO 2015 SUMMARY COMPENSATION TABLE AND 2015 GRANTS OF PLAN-BASED AWARDS TABLE

Agreements Related to Employment

We currently have employment agreements with Messrs. Kneen and Mitchell. Each agreement entitles the employee to be employed in a specified position with us and to receive a minimum annual base salary. The current term of each agreement expires on December 31, 2016, in each case subject to automatic renewal for additional terms of one year unless 120 days’ notice is given by us or the executive officer prior to termination of the then-current term or the employment agreement otherwise terminates according to its terms. Each employment agreement provides that the executive officer will be eligible to participate in our incentive, savings, retirement and other benefit plans applicable to our executives generally, and for the applicable perquisites described above. The purpose of the employment agreements is to provide the executive officers with compensation and benefits arrangements that are competitive with those of other companies with which we compete for talent.

Our agreements with Messrs. Kneen and Mitchell further provide for certain severance payments and other termination benefits to the executive officers, including in connection with a change of control. Those payments and benefits are described in “Potential Payments upon Termination or Change of Control” below.

We previously had an employment agreement with Mr. Safier with similar terms. In addition, we have indemnification agreements with certain of our executive officers and our independent directors, which provide for indemnification rights in addition to those provided under our governing documents.

Restricted Stock and Stock Option Awards

The material terms of the 2015 Grants of restricted stock and stock options granted to our named executive officers on March 24, 2015 with respect to the 2014 performance year, including the vesting schedule applicable to the awards and eligibility for dividends, are described above under “Compensation Discussion and Analysis—Compensation Program Components—Long-Term Equity Incentive Awards” and “—2015 Executive Compensation Decisions—Long-Term Equity Incentive Awards.” In accordance with SEC rules, the 2015 Grants are reported as 2015 compensation in the 2015 Summary Compensation Table and are included in the 2015 Grants of Plan-Based Awards table in this Proxy Statement.

Severance Arrangements with Former Executive Officers

Mr. Rosenwasser. On October 23, 2015, we entered into an agreement with David B. Rosenwasser, our former Senior Executive Vice President and Chief Operating Officer, in connection with his termination of employment when we combined the roles of Chief Executive Officer and Chief Operating Officer. The agreement provided for, among other things, semi-monthly payments over two years in the aggregate amount of $720,000, the payment of benefits earned under our employee benefit plans and accrued but unused vacation, reimbursement for certain outplacement services and, subject to the effectiveness of a release agreement by Mr. Rosenwasser, the vesting of all outstanding restricted stock granted under our 2010 Omnibus Equity Incentive Plan and the 2014 Omnibus Plan. Upon termination, Mr. Rosenwasser became fully vested in 56,862 shares of Common Stock. The agreement also provided for our payment for limited consulting services by Mr. Rosenwasser over a 24-month period in the amount of $102,000. In addition, Mr. Rosenwasser agreed to covenants of confidentiality, non-competition and non-solicitation of our employees.

Mr. Safier. On August 19, 2015, we provided written notice to Richard M. Safier, our former Senior Vice President, General Counsel and Secretary, that his employment would end no later than August 31, 2015. Written notice was given pursuant to that certain Employment Agreement between Mr. Safier and our subsidiary, GulfMark Americas, Inc., dated March 15, 2011 (the “Agreement”). Mr. Safier was entitled to certain benefits as provided under Section 5(a) of the Agreement, which included the vesting of any and all outstanding stock options and restricted stock and continued participation, if possible, under our benefit plans as set forth in the Agreement. On August 31, 2015, 24,836 shares of restricted stock held by Mr. Safier became fully vested. In addition, pursuant to the Agreement, Mr. Safier received a one-time cash payment on March 15, 2016 of $729,221, which represents the sum of (i) two full years base salary ($540,640), (ii) his pro-rated fiscal year 2015 bonus based on his fiscal year 2014 bonus ($80,985), (iii) two years of Company match under our 401(k) plan ($26,500), and (iv) two years of Company match under our deferred compensation plan ($81,096).

Mr. Long. On April 15, 2016, William C. Long, our former Senior Vice President, General Counsel and Secretary, resigned from the Company. He did not have an employment agreement and was not entitled to nor did he receive any termination payments or other compensation upon resignation. He had previously been awarded 10,000 shares of restricted Common Stock that had not vested at the time of his resignation and which were forfeited.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options and shares of restricted stock that have not vested for each named executive officer as of December 31, 2015:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option	Option	Number of Shares or Units of Stock		Market Value of Shares or Units of Stock
Name	Exercisable	Unexercisable		Exercise Price	Expiration Date	that have Not Vested		that have Not Vested(10)
Quintin V. Kneen	-	63,425	(1)	$13.30	3/24/2022
	5,395	10,971	(2)	$44.19	3/24/2021
	20,201	10,100	(3)	$45.68	6/4/2020
	9,855	4,928	(4)	$38.93	3/24/2020
						67,848	(5)	$316,850
						9,677	(6)	45,192
						4,039	(7)	18,862
James M. Mitchell	-	35,429	(1)	$13.30	3/24/2022
	2,361	4,722	(2)	$44.19	3/25/2021
						38,221	(5)	178,492
						4,234	(6)	19,773
						16,000	(8)	74,720
William C. Long						10,000	(9)	46,700
Samuel R. Rubio	3,809	1,905	(4)	$38.93	3/24/2020
						19,849	(5)	92,690
						3,733	(6)	17,433
						1,561	(7)	7,290
David E. Darling	-	14,442	(1)	$13.30	3/24/2022
	3,667	1,833	(4)	$38.93	3/24/2020
						15,449	(5)	72,147
						3,946	(6)	18,428
						1,516	(7)	7,080
David B. Rosenwasser	-	-		-	-	-		-
Richard M. Safier	-	-		-	-	-		-

(1)

These stock option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2015, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(2)

These stock option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2014, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(3)

This stock option award was granted to Mr. Kneen in connection with his appointment as our President and Chief Executive Officer. The stock options vest and become exercisable ratably in three equal annual installments on the first three anniversaries of the grant date, which was June 4, 2013, subject to continued employment by Mr. Kneen. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(4)

These stock option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2013, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(5)

These restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2015, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(6)

These restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2014, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(7)

These restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2013, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “Potential Payments upon Termination or Change of Control.”

(8)

The restricted stock award granted to Mr. Mitchell on May 30, 2013 in connection with his appointment as our Executive Vice President and Chief Financial Officer will become 100% vested on May 30, 2016, subject to his continued employment with us. The accelerated vesting provisions applicable to this award are described below under “Potential Payments upon Termination or Change of Control.”

(9)

The restricted stock award granted to Mr. Long on August 12, 2015 in connection with his appointment as our Senior Vice President, General Counsel and Secretary would have become 100% vested on August 12, 2018 subject to his continued employment with us. The accelerated vesting provisions applicable to this award are described below under “Potential Payments upon Termination or Change of Control.” Mr. Long resigned from the Company effective April 15, 2016, at which time all such shares of restricted stock were forfeited.

(10)

The market value of unvested restricted stock reported in this column is calculated by multiplying $4.67, the closing market price of our stock on December 31, 2015, by the number of unvested restricted shares as of December 31, 2015 for each restricted stock grant listed above.

2015 OPTION EXERCISES AND STOCK VESTED

The table below provides information regarding the vesting of restricted stock and the value realized by such vesting by our named executive officers during 2015. No named executive officers exercised stock options during 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting(1) (2)
Quintin V. Kneen	13,199	$175,546
James M. Mitchell	2,117	28,156
William C. Long	-	-
Samuel R. Rubio	5,098	67,803
David E. Darling	5,111	67,976
David B. Rosenwasser	66,266	463,686
Richard M. Safier	35,227	319,718

(1)

Value realized represents the closing price of our Common Stock on the date of vesting (or on the trading day immediately preceding the vesting date if the vesting date was not a trading day), multiplied by the number of restricted shares vesting on the vesting date.

(2)

Our employment of Messrs. Rosenwasser and Safier terminated during 2015. Under the terms of their respective separation agreements each became 100% vested on his termination date in all unvested restricted stock.

EQUITY COMPENSATION PLANS

The table below provides information relating to our equity compensation plans, all of which have been approved by our stockholders, as of December 31, 2015:

Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in First Column)(2)

561,848(1)	$27.01	499,559

(1)	Includes 374,694 shares in which contributions made under the DC Plan are deemed invested (there is no weighted average exercise price with regard to the DC Plan shares).

(2)

Represents the number of shares available for future issuance under our equity compensation plans as of December 31, 2015 and is comprised of 54,537 shares remaining available under our 2011 Non-Employee Director Share Incentive Plan and 360,438 shares remaining available under our 2014 Omnibus Plan. Also includes 84,584 shares remaining available for issuance under our 2011 Employee Stock Purchase Plan as of December 31, 2015.

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

We sponsor the DC Plan whereby participants may elect to contribute a portion of their cash compensation, which is matched by us up to a certain point, and to which we may elect to make additional discretionary contributions. Contributions are generally not taxable to the participant until distributed, which generally occurs after retirement or resignation. Participants in the DC Plan are generally our directors and senior management, including all persons described in this Proxy Statement.

Although discretionary, we have elected every year since inception of the DC Plan to contribute 7.5% of a participant’s total cash compensation to the DC Plan. In addition, contributions by the participants are matched dollar-for-dollar up to 7.5% of the participant’s total cash compensation.

Employee participants may elect to contribute up to 50% of their base salary and between 10% and 100% of their annual non-equity incentive awards. The first 7.5% of compensation contributed by participants must be invested in our Common Stock, and all matching and discretionary contributions by us are made in our Common Stock. Contributions by participants in excess of 7.5% of their cash compensation can be allocated into either our Common Stock or an account in which we provide a return equivalent to the prime rate (as reported by the Federal Reserve) plus 2%. For 2015, total stockholder return on our Common Stock was a decline of 80.9% and the applicable interest rate provided under the DC Plan was 5.26%.

Participants are always fully vested in their contributions to the DC Plan and vest in contributions made by us pro rata over five years. Vesting in contributions made by us is accelerated upon a participant’s attainment of normal retirement age, incurrence of a disability, death or the occurrence of a change of control event. The DC Plan’s assets are available to satisfy the claims of our general creditors in the event of our bankruptcy or insolvency.

In accordance with established procedures, a participant may elect to have his account balance in the DC Plan distributed upon the earliest to occur of (i) his separation from service, (ii) a specified date, (iii) his disability, (iv) his death, or (v) the occurrence of a change of control event. The payment of all or a portion of a participant’s account may be accelerated in certain circumstances as permitted under Section 409A of the Internal Revenue Code. Benefits will be distributed in shares of our Common Stock (to the extent invested in Common Stock) or in cash (to the extent not invested in Common Stock).

Information regarding contributions, earnings and account balances of the named executive officers under the DC Plan during 2015 is provided below:

Name	Aggregate Balance at December 31, 2014	Executive Contributions in 2015(1)	Our Contributions in 2015 (2)	Aggregate Earnings in 2015(3)	Aggregate Balance at December 31, 2015(4)
Quintin V. Kneen	$661,191	$75,656	$133,313	$(656,969)	$213,191
James M. Mitchell	98,321	53,763	77,106	(156,611)	72,579
William C. Long	-	7,500	15,000	(5,122)	17,378
Samuel R. Rubio	398,885	16,928	52,366	(360,919)	107,260
David E. Darling	298,143	23,857	63,802	(287,756)	98,046
David B. Rosenwasser	747,888	47,125	82,250	(646,308)	230,955
Richard M. Safier	175,488	13,051	44,350	(179,541)	53,348

(1)	These contributions represent deferrals under the DC Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2015 Summary Compensation Table set forth above.

(2)

These contributions represent matching and discretionary contributions made by us under the DC Plan on behalf of the named executive officers and are included in the “All Other Compensation” column of the 2015 Summary Compensation Table set forth above.

(3)

These aggregate earnings, which include interest, are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2015 Summary Compensation Table only to the extent that the rate of return is considered above-market or preferential because it exceeds a market rate specified by SEC rules, as described in footnote 4 to the 2015 Summary Compensation Table.

(4)

Amounts reflected in this column for each named executive officer who participates in the DC Plan were reported as compensation to the executive officers in the Summary Compensation Table for years prior to 2015 in the following aggregate amounts: (i) Mr. Kneen - $893,159, (ii) Mr. Mitchell - $162,182, (iii) Mr. Rubio - $443,962, (iv) Mr. Darling – $97,220, (v) Mr. Rosenwasser - $368,978 and (vi) Mr. Safier - $276,922.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following describes the amounts potentially payable to our named executive officers upon termination of employment under certain circumstances or if we undergo a change of control. Unless otherwise specified, the amounts set forth in this section are estimates that are based on a number of assumptions. Actual amounts payable to our named executive officers could be materially different. Except with respect to Messrs. Long, Rosenwasser and Safier, the following discussion is based on each named executive officer’s agreements with us, salary level and restricted stock and stock option holdings, in each case, as of December 31, 2015, and assumes the termination or change of control occurred on December 31, 2015. In addition, it assumes a price per share of our Common Stock of $4.67, which was the closing price per share on December 31, 2015, as reported on the NYSE.

Restricted Stock and Stock Option Awards

Pursuant to the terms of the applicable award agreements, unvested restricted stock and stock option awards become fully vested if an executive officer’s employment terminates due to retirement on or after age 65, total and permanent disability, or death or in the event the executive officer’s employment is involuntarily terminated other than for cause within 12 months following a change of control. For these purposes, (a) termination for cause means a termination of employment by us following the executive officer’s (i) breach in any material respect of any agreement with us, (ii) failure in any material respect to comply with our written policies or rules, or (iii) failure to perform assigned duties after receiving written notification of such failure from us; and (b) a change of control is generally defined in the same manner as in Mr. Kneen’s employment agreement described below. None of the named executive officers is currently eligible to terminate employment due to retirement for purposes of these awards.

Employment Agreement with Quintin V. Kneen

Under Mr. Kneen’s employment agreement, he is entitled to receive termination benefits in the event his employment terminates under certain specified conditions.

The terms “cause,” “good reason,” “retirement” and “change of control” are defined in Mr. Kneen’s employment agreement and have the meanings generally described below. You should refer to the agreement for the actual definitions.

“Cause” is defined as: (i) the willful and continued failure by the executive to substantially perform his duties; (ii) the executive being convicted of or entering a plea of nolo contendere to the charge of a felony; (iii) the commission by the executive of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the executive at our expense; or (iv) an unauthorized absence from employment.

“Good reason” is defined as: (i) the assignment to the executive of duties inconsistent with his position or, in connection with or within one year following a change of control, the assignment of substantially diminished duties and responsibilities or a material change in reporting responsibilities; (ii) relocation more than 75 miles from his present business address; (iii) a material breach by us of his employment agreement; or (iv) in connection with or within one year following a change of control, the giving of notice to the executive that the term of the employment agreement will not be extended.

“Retirement” is defined as the executive’s voluntary termination on or after his attainment of age 62, following which he does not become employed by any entity engaged in the same or similar line of business.

“Change of control” generally means that: (i) the majority of the Board of Directors consists of individuals other than those serving as of the date of the named executive’s employment agreement or those that were elected by at least 50% of the directors serving as of that date; (ii) there has been a merger or other business combination or a sale of all or substantially all of our assets, in each case, in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of our pre-merger voting power; (iii) at least 20% of our Common Stock has been acquired by one person or persons acting as a group; or (iv) we are liquidated.

If Mr. Kneen’s employment is terminated due to his retirement, then, until he becomes eligible for Medicare, we will continue to provide him and his family medical benefits at least equal to those he would have been provided if his employment had not terminated. Mr. Kneen is not currently eligible to terminate employment due to retirement under his employment agreement.

If Mr. Kneen’s employment is terminated by him for “good reason” or is terminated without “cause” by us, either during the term of his agreement or during a “change of control” period, defined as the period beginning on the six month anniversary of a change of control and ending on the twelve month anniversary of a change of control, he will be entitled to receive: (i) a pro-rata bonus equal to the annual non-equity incentive award paid for the prior year multiplied by a fraction, the numerator of which is the number of days during the calendar year until the date of termination, and the denominator of which is 365, (ii) an amount equal to two times the sum of his annual base salary as then in effect and the annual non-equity incentive award paid for the prior year, (iii) full accelerated vesting of all outstanding stock options and restricted stock not then vested or exercisable, (iv) continued medical and other welfare benefit plan coverage through the end of the term of the employment agreement, (v) an amount equal to the undiscounted value of employer contributions to the 401(k) plan and the DC Plan that would have been made on Mr. Kneen’s behalf during the two year period following the termination date, and (vi) reimbursement for up to six months for reasonable expenses related to outplacement services. These payments are subject to Mr. Kneen’s execution and delivery of a comprehensive release of claims agreement in favor of the Company. Mr. Kneen will also receive his annual base salary through the date of termination, any compensation he is owed pursuant to the terms and conditions of our retirement and other benefit plans, and any accrued vacation pay.

If any payment or distribution to Mr. Kneen would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any successor provision thereto, or any interest or penalties are incurred by him for the excise tax imposed on golden parachute payments made in connection with a change of control, then he is entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment of all taxes (including any interest or penalties imposed), including any income taxes (and any interest and penalties imposed with respect thereto) and any excise tax imposed upon the Gross-Up Payment, he retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments.

Mr. Kneen is subject to certain confidentiality and non-solicitation restrictions under the employment agreement. The confidentiality requirements are perpetual while the non-solicitation restrictions apply for one year following termination of employment.

Employment and Change of Control Agreements with James M. Mitchell

Under the employment agreement with Mr. Mitchell, he is entitled to receive termination benefits in the event employment terminates under certain specified conditions.

If his employment is terminated by him for “good reason” or is terminated without “cause” by us, he will be entitled to receive: (i) a pro-rata bonus equal to the annual non-equity incentive award paid for the prior year multiplied by a fraction, the numerator of which is the number of days during the calendar year until the date of termination, and the denominator of which is 365, (ii) an amount equal to two times his annual base salary as then in effect, (iii) full accelerated vesting of all outstanding stock options and restricted stock not then vested or exercisable, (iv) an amount equal to the undiscounted value of employer contributions to the 401(k) plan and the DC Plan that would have been made on the executive officer’s behalf during the one year period following the termination date, (v) reimbursement for up to six months for reasonable expenses related to outplacement services (not to exceed $20,000) and (vi) an amount equal to 12 times the monthly COBRA premium amount for group medical continuation coverage for him and his eligible dependents. These payments are also due to Mr. Mitchell if his employment is terminated due to his disability and are subject to his execution and delivery of a comprehensive release of claims agreement in favor of the Company. He will also receive his annual base salary through the date of termination, any compensation he is owed pursuant to the terms and conditions of our retirement and other benefit plans, and any accrued vacation pay.

Mr. Mitchell is subject to certain confidentiality, noncompetition and non-solicitation restrictions under his employment agreement. The confidentiality requirements are perpetual while the non-competition and non-solicitation restrictions apply for one year following termination of employment.

The terms “cause” and “good reason” for purposes of the employment agreement with Mr. Mitchell generally have the same meanings as described above for Mr. Kneen’s employment agreement, except that “good reason” means only a material breach of the employment agreement by us.

Mr. Mitchell also has a change of control agreement with us that provides certain payments and benefits if employment is terminated without “cause” or for “good reason” within one year following “change of control.” Consistent with Board policy, Mr. Mitchell’s change of control agreement does not include any Gross-Up Payments related to potential golden parachute payments in connection with a change of control.

The terms “cause,” “good reason,” and “change of control” are defined in the change of control agreement and have the meanings generally described below. You should refer to the change of control agreement for the actual definitions.

“Good reason” is defined as: (i) a substantial diminution of duties or responsibilities as compared to the duties and responsibilities immediately prior to a change of control or a material change in reporting responsibilities, titles or offices as in effect immediately prior to a change of control; (ii) a reduction of annual base salary and compensation, except for across-the-board reductions; (iii) relocation more than 50 miles from his present business address immediately prior to a change of control; or (iv) failure by us to continue compensation plans or benefits substantially similar to those immediately prior to a change of control.

“Cause” is defined as: (i) the willful and continued failure by the executive to perform his duties; or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to us.

“Change of control” has the same definition as in Mr. Kneen’s employment agreement.

If Mr. Mitchell’s employment terminates as described above under the change of control agreement, he will be entitled to receive: (i) a pro-rata bonus equal to the annual non-equity incentive award paid for the prior year multiplied by a fraction, the numerator of which is the number of days during the calendar year until the date of termination, and the denominator of which is 365, (ii) an amount equal to two times his annual base salary (as in effect immediately prior to the change of control, the first occurrence of a “good reason” event or his termination of employment, whichever is greatest), (iii) full accelerated vesting of all outstanding stock options and restricted stock not then vested or exercisable, (iv) an amount equal to the undiscounted value of employer contributions to the 401(k) plan and the DC Plan that would have been made on his behalf during the two year period following the termination date, (v) reimbursement for up to six months for reasonable expenses related to outplacement services, and (vi) an amount equal to 12 times the monthly COBRA premium amount for group medical continuation coverage for the executive officer and his eligible dependents. He will also receive his annual base salary through the date of termination, any compensation he is owed pursuant to the terms and conditions of our retirement and other benefit plans, and any accrued vacation pay.

Mr. Safier, our former Senior Vice President, General Counsel and Secretary, was party to an employment agreement and a change of control agreement with similar terms.

Severance Benefits Policy

Messrs. Rubio and Darling do not have employment agreements or change of control agreements with us, nor did Mr. Long have any such agreements with us. Instead, their rights to payments and benefits upon a termination or change of control are governed by our Severance Benefits Policy applicable to all our employees generally. An employee is eligible for severance benefits under the policy if he is terminated due to a reduction in our work force, elimination of the job or position, an insufficient aptitude for continued employment not attributable to any willful cause, or a sale, merger or change of control of the Company. The amount of severance pay received is based on the employee’s years of continuous service. When an employee is laid off due to a reduction in work force, the employee will receive (i) two weeks of pay in lieu of notice if advance notification is not possible, and (ii) two weeks of pay per year of service, subject to a minimum of four weeks and a maximum of 26 weeks or two times the employee’s annual compensation for the prior year (if less). If an employee is terminated within nine months following a change of control for any reason other than resignation or for cause, the employee will receive (i) four weeks of pay in lieu of notice if advance notification is not possible, and (ii) three weeks of pay per year of service, subject to a stated minimum number of weeks based on employment category and a maximum of 52 weeks. Outplacement services are provided in the discretion of the Company, medical and basic life insurance coverage will continue for 90 days following termination, and pay will be received for vacation earned but not taken. For purposes of the policy, “change of control” has the same meaning as in the employment agreements described above.

Quantification of Payments

The table below reflects the estimated amounts potentially payable to each of our current executive officers upon termination of employment under certain circumstances or if we undergo a change of control, in each case as of December 31, 2015. The amounts set forth in this table are estimates that are based on a number of assumptions, and actual amounts payable to these executive officers could be materially different.

Name	Termination by Executive for Good Reason	Termination without Cause(3)	Termination in Connection with a Change of Control	Termination Due to Death or Disability
Quintin V. Kneen
Cash Severance(1)	$2,100,000	$2,100,000	$2,100,000	$-
Other Benefits(2)	347,227	347,227	347,227	39,231
Restricted Stock	380,909	380,909	380,909	380,909
Total	2,828,136	2,828,136	2,828,136	420,140
James M. Mitchell
Cash Severance(1)	777,400	777,400	777,400	608,400
Other Benefits(2)	265,227	265,227	265,227	37,225
Restricted Stock	272,985	272,985	272,985	272,985
Total	1,315,612	1,315,612	1,315,612	918,610
Samuel R. Rubio
Cash Severance(1)	-	103,047	206,094	-
Restricted Stock	-	115,741	115,741	115,741
Total	-	218,788	321,835	115,741
David E. Darling
Cash Severance(1)	-	93,031	186,061	-
Restricted Stock	-	97,654	97,654	97,654
Total	-	190,685	283,715	97,654

(1)	“Cash Severance” amounts include amounts of base salary or bonus received in connection with a termination event, including any pro-rata bonus amounts received.

(2)

“Other Benefits” include, as applicable to the stated circumstances and specified in the narratives above with respect to each named executive officer, (a) continued medical coverage (based on assumptions used for financial reporting purposes under U.S. Generally Accepted Accounting Principles) or cash payments equal to certain COBRA premiums, (b) reimbursement for outplacement services, (c) accrued vacation amounts, (d) the undiscounted value of employer contributions to the 401(k) plan and the DC Plan that would have been made on the executive officer’s behalf, and (e) the value of accelerated vesting under the DC Plan.

(3)

For each named executive officer, reflects accelerated vesting of accounts under the DC Plan due to death or disability. In addition, for Mr. Mitchell only, reflects the same payments and benefits reported in the “Termination without Cause” column as provided in Mr. Mitchell’s employment agreement. These payments and benefits are only provided to Mr. Mitchell in the event of his termination due to disability and would not be provided upon his death.

Former Executive Officers

The following table describes the payments upon termination for David B. Rosenwasser, our former Senior Executive Vice President and Chief Operating Officer, giving effect to the provisions of the agreement that we entered into with Mr. Rosenwasser on October 23, 2015 in connection with his termination of employment.

Termination Benefit	Amount
Cash severance (1)	$720,000
Payment for accrued vacation	20,769
Accelerated restricted stock (2)	338,613
Total:	$1,079,382

(1)     Our agreement with Mr. Rosenwasser provides for semi-monthly payments over two years in the aggregate amount of $720,000.

(2)     Mr. Rosenwasser became fully vested in 56,862 shares of Common Stock on October 31, 2015.

In addition, our agreement with Mr. Rosenwasser provides for our payment for limited consulting services by Mr. Rosenwasser over the 24-month period following his termination in the amount of $102,000.

The following table describes the payments upon termination for Richard M. Safier, our former Senior Vice President, General Counsel and Secretary, who left our Company as of August 31, 2015, giving effect to the provisions of his employment agreement.

Termination Benefit	Amount
Cash severance (1)(2)	$540,640
Prorated 2015 bonus (2)	80,985
Payment of benefits under employee benefit plans (2)(3)	107,596
Payment for accrued vacation	19,754
Accelerated restricted stock (4)	230,328
Total:	$979,303

(1)	Mr. Safier’s employment agreement provided for the payment of two full years base salary.

(2)

Pursuant to his employment agreement, Mr. Safier received a one-time cash payment from the Company on March 15, 2016 in the amount of $729,221 which represents the sum of (i) the cash severance amount, (ii) the prorated 2015 bonus amount and (iii) the benefits under employee benefit plans amount.

(3)	Mr. Safier’s employment agreement provided for payment of (i) two years of Company match under our 401(k) plan ($26,500) and (ii) two years of Company match under our DC Plan ($81,096).

(4)	Mr. Safier became fully vested in 24,836 shares of Common Stock on August 31, 2015.

William C. Long, our former Senior Vice President, General Counsel and Secretary, resigned from our Company on April 15, 2016. He did not have an employment agreement and was not entitled to nor did he receive any termination payments or other compensation upon resignation. He had previously been awarded 10,000 shares of restricted Common Stock that had not vested at the time of his resignation, which were forfeited.

PROPOSAL 2

APPROVAL OF THE GULFMARK OFFSHORE, INC.

AMENDED AND RESTATED 2014 OMNIBUS EQUITY INCENTIVE PLAN

In 2014, our Board of Directors adopted, and our stockholders approved, our 2014 Omnibus Equity Incentive Plan (the “2014 Omnibus Plan”). In 2016, our Board of Directors adopted our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “Restated Omnibus Plan”), which amends and restates our 2014 Omnibus Plan, and directed that the Restated Omnibus Plan be submitted to our stockholders for approval. If approved by our stockholders, the Restated Omnibus Plan will amend and restate the 2014 Omnibus Plan and will be effective as of March 7, 2016. The Company believes implementing the Restated Omnibus Plan is advisable in order to ensure the Company has an adequate number of shares available in connection with its compensation programs.

The material features of the Restated Omnibus Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Omnibus Plan which is attached as Exhibit A to this Proxy Statement. If our stockholders do not approve the Restated Omnibus Plan, it will not become effective and the 2014 Omnibus Plan as presently in effect will continue to be in effect without such amendment and restatement.

The Restated Omnibus Plan’s principal changes compared to the 2014 Omnibus Plan include the following:

●

The number of shares of our Common Stock initially available for issuance under the Restated Omnibus Plan will increase from 306,008 shares to 1,306,008 shares, which includes (i) 1,000,000 new shares under the Restated Omnibus Plan and (ii) 306,008 shares that remain available for issuance under the 2014 Omnibus Plan as of April 21, 2016. In addition, shares subject to existing awards that are outstanding under the 2014 Omnibus Plan (including its predecessor) will be available for issuance under the Restated Omnibus Plan to the extent such awards are forfeited, terminated or settled for cash. We are unable to predict how many, if any, of such shares may be forfeited, terminated or settled for cash and, thus, may become available for future grants under the Restated Omnibus Plan.

●

The number of stock options that may be granted to any single individual in any calendar year will increase from stock options covering 75,000 shares of our Common Stock to stock options covering 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from stock options covering 150,000 shares to stock options covering 500,000 shares).

●

The number of stock appreciation rights (“SARs”) that may be granted to any single individual in any calendar year will increase from SARs covering 75,000 shares of our Common Stock to SARs covering 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from SARs covering 150,000 shares to SARs covering 500,000 shares).

●	Except to the extent a grant agreement provides for accelerated vesting, the minimum vesting period for any stock option or SAR will be one year.
●

The number of restricted shares, the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), that may be granted to any single individual in any calendar year will increase from 75,000 shares of our Common Stock to 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from 150,000 shares to 500,000 shares). There will no longer be a maximum number of shares of Common Stock that may be issued pursuant to restricted stock awards.

●

Except to the extent waived in the case of a participant’s death or disability or if a participant’s employment is terminated without Cause (as defined) or for Good Reason (as defined) within twelve months after a Change in Control (as defined), the minimum vesting period for any award of restricted shares will be one year.

●

The number of stock units, the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m), that may be granted to any single individual in any calendar year will increase from 75,000 shares of our Common Stock to 200,000 shares (or, for awards made during the one-year period after a participant’s hire date, will increase from 150,000 shares to 500,000 shares).

●

Except to the extent waived in the case of a participant’s death or disability or if a participant’s employment is terminated without Cause (as defined) or for Good Reason (as defined) within twelve months after a Change in Control (as defined), the minimum vesting period for any award of stock units will be one year.

●

The performance target for any award of stock units or performance cash award may be modified as provided in the Restated Omnibus Plan in connection with a Change in Control (as defined) or a participant’s death or disability.

●	The term of the Restated Omnibus Plan will be extended until the tenth anniversary of its effective date.

The closing market price of our Common Stock as of April 21, 2016 was $5.62 per share, as reported on the New York Stock Exchange.

In addition, although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect that we may continue to pay compensation to our executives that is not fully tax-deductible, the Restated Omnibus Plan is also intended to allow us to provide “performance-based compensation” that may be tax-deductible by us without regard to the limits of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our President and Chief Executive Officer and three other most highly compensated executive officers (other than our President and Chief Executive Officer and our Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m). In addition to certain other requirements, in order to qualify for this exemption, certain stockholder approval requirements must be satisfied. As a result, we are asking our stockholders as part of this proposal to approve (i) the maximum amount of compensation that may be paid to an individual under the Restated Omnibus Plan during a specified period, (ii) the employees eligible to receive compensation under the Restated Omnibus Plan, and (iii) the list of performance criteria that may be used under the Restated Omnibus Plan for purposes of granting awards intended to qualify as “performance-based compensation” in the event we choose to seek to structure compensation in a manner that will satisfy the exception to Section 162(m).

Description of the Restated Omnibus Plan

Purpose

The purpose of the Restated Omnibus Plan is to promote the long-term success of the Company and create value for our stockholders. The Restated Omnibus Plan is intended to:

●	encourage our employees to focus on long-term objectives;
●	help us attract, retain and motivate employees with exceptional qualifications; and
●

further align our employees’ interests with those of our other stockholders through compensation that is based on our Common Stock, as well as cash awards tied to the attainment of pre-established performance goals.

Eligible Participants

All our employees (including employees of our subsidiaries) are eligible to receive awards under the Restated Omnibus Plan. The Committee (as defined below) may grant awards to employees who are foreign nationals on terms and conditions different from those specified in the Restated Omnibus Plan, as the Committee deems necessary to achieve the purposes of the Restated Omnibus Plan and comply with applicable foreign laws. As of the date of this Proxy Statement, the number of eligible employee participants is approximately 1,100.

Administration

The Restated Omnibus Plan will be administered by the Compensation Committee of our Board. The Committee has the authority to interpret and construe all provisions of the Restated Omnibus Plan and to make all decisions and determinations relating to the operation of the Restated Omnibus Plan, including the authority and discretion to:

●	select the individuals to receive awards;
●	determine the time or times when awards will be granted and will vest;
●	establish the terms and conditions upon which awards may be exercised or settled;
●	determine the conditions under which an unvested award may be accelerated or forfeited; and
●	correct any defect, supply any omission or reconcile any inconsistency in the Restated Omnibus Plan.

The Board may also appoint one or more directors or our President and Chief Executive Officer to make grants of awards to employees who are not executive officers under Section 16 of the Securities Exchange Act of 1934, as amended. As used in this description of the Restated Omnibus Plan, “Committee” means either the Compensation Committee, the directors or our President and Chief Executive Officer appointed by the Board to make grants to employees who are not executive officers, as applicable.

Duration

If approved by the stockholders, the Restated Omnibus Plan will be effective as of March 7, 2016, the date it was adopted by our Board. The Restated Omnibus Plan will continue in effect until the tenth anniversary of its adoption, or March 7, 2026, unless earlier terminated by our Board. If stockholder approval is not obtained, the Restated Omnibus Plan will be null and void and our 2014 Omnibus Plan will remain in effect.

Shares Subject to Plan

Upon stockholder approval, there will be a maximum of 1,306,008 shares that will be immediately available for issuance under the Restated Omnibus Plan, which includes (i) 1,000,000 new shares under the Restated Omnibus Plan and (ii) 306,008 shares that remain available for issuance under the 2014 Omnibus Plan as of April 21, 2016. In addition, shares subject to existing awards that are outstanding under the 2014 Omnibus Plan (including its predecessor) will be available for issuance under the Restated Omnibus Plan to the extent such awards are forfeited, terminated or settled for cash. We are unable to predict how many, if any, of such shares may be forfeited, terminated or settled for cash and, thus, may become available for future grants under the Restated Omnibus Plan. A maximum of 2,000,000 shares of Common Stock that are available under the Restated Omnibus Plan may be issued upon the exercise of incentive stock options.

Any shares subject to awards under the Restated Omnibus Plan will be counted against the shares available for issuance as one share for every share subject thereto. If an award under the Restated Omnibus Plan is forfeited, terminates for any other reason prior to exercise or settlement, is settled in cash or is reacquired by the Company pursuant to a forfeiture provision or otherwise, the subject shares will again be available for grant under the Restated Omnibus Plan and will not count against the limitations applicable to any type of award or grant; however, shares of Common Stock that are tendered in payment of an option, delivered or withheld to satisfy tax withholding obligations or covered by a stock-settled SAR or other award that were not issued upon the settlement of an award will not be available for delivery or issuance under the Restated Omnibus Plan.

In the event the outstanding shares of our Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the maximum number of shares of Common Stock remaining available for awards under the Restated Omnibus Plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards and the limits on awards will be proportionately adjusted automatically, to prevent dilution or enlargement of benefits under the Restated Omnibus Plan.

Award Agreements

The terms and conditions of each award made under the Restated Omnibus Plan will be outlined in a written award agreement between the Company and the participant.

Types of Awards

The Restated Omnibus Plan provides for the following types of awards:

●	stock options;
●	SARs;
●	restricted stock;
●	stock units; and
●	performance cash awards.

Stock Options. The Committee may from time to time award stock options to any eligible participant. Stock options give the holder the right to purchase shares of our Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Restated Omnibus Plan: incentive stock options, or “ISOs,” which are subject to special U.S. tax treatment as described below, and non-statutory options, or “NSOs.” The exercise price of a stock option cannot be less than the fair market value of a share of Common Stock at the time of grant unless the option is being granted in substitution for an outstanding option as part of a corporate transaction (such as a merger). The expiration dates of ISOs cannot be more than ten years after the date of the original grant. The Committee from time to time may modify, extend or assume outstanding stock options granted under the Restated Omnibus Plan or may accept cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, except that, other than in connection with a corporate transaction involving the Company, the exercise price of outstanding options may not be reduced or such options cancelled, exchanged, bought out or surrendered in exchange for cash, other awards or options or SARs with an exercise price less than the original exercise price without stockholder approval. The Committee may offer to buy out an outstanding stock option for cash or cash equivalents or authorize an optionee to elect to cash out an outstanding option, except that no option with an exercise price that exceeds fair market value on the date of the buy-out or cash-out is eligible to be bought out or cashed out without the approval of the Company’s stockholders. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

SARs. The Committee may grant SARs under the Restated Omnibus Plan. A SAR entitles the holder upon exercise to receive an amount in shares of Common Stock, cash or a combination thereof (as determined by the Committee), computed by reference to appreciation in the value of our Common Stock. The Committee will determine the exercise price per share of a SAR; however, the exercise price of a SAR generally cannot be less than the fair market value of a share of Common Stock at the time of grant. The term of a SAR may not exceed 10 years. The Committee may modify, extend or assume outstanding SARs or may accept the cancellation of such SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, except that, other than in connection with a corporate transaction involving the Company, no modification of outstanding SARs shall, without stockholder approval, reprice or have substantially the same effect as repricing the SAR. Prior to the issuance of shares of Common Stock upon the exercise of an SAR, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

Restricted Stock. The Committee may grant restricted shares of Common Stock to such eligible participants, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Committee determines in its discretion. Awards of restricted shares of Common Stock may be made in exchange for services or other lawful consideration and may or may not be contingent on the satisfaction of performance targets. Awards of restricted stock may be subject to vesting conditions as specified in the applicable award agreement. Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by the Committee, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares.

Stock Units. The Committee may grant units having a value equal to an identical number of shares of Common Stock to such eligible participants, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Committee determines in its discretion. If the requirements specified by the Committee are met, then on the designated settlement date, the holder of such units will receive shares of Common Stock, cash or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock. Stock units awarded under the Restated Omnibus Plan may include a right to receive dividend equivalents, which would entitle the holder of a stock unit to receive a credit for the amount of all cash dividends paid on a share of our Common Stock while the stock unit is outstanding. Prior to an issuance of shares of Common Stock in settlement of a stock unit, no right to vote as a stockholder will exist with respect to the underlying shares.

Performance Cash Awards. The Committee may grant cash awards subject to the satisfaction of specified performance goals in such amounts and subject to such other terms and conditions as the Committee determines in its discretion. Each award will be payable in cash on the designated settlement date if the requirements specified by the Committee are met.

Performance Goals

Performance cash awards will be subject to satisfaction of specified performance goals determined by the Committee. In addition, the Committee in its discretion may designate any restricted stock or stock units granted under the Restated Omnibus Plan as intended to qualify as “performance-based compensation” under Section 162(m). For each performance cash award, and each award of restricted stock or stock units designated as “performance-based compensation,” the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria:

●	revenue (or any sub-component thereof);
●	revenue growth;
●	operating costs;
●	operating margin as a percentage of revenue;
●	earnings before interest, taxes, depreciation, and amortization;
●	earnings before income taxes;
●	net operating profit after taxes;
●	net income;
●	net income as a percentage of revenue;
●	free cash flow;
●	earnings per common share;
●	net operating profit after taxes per common share;
●	free cash flow per common share;
●	return on net assets employed before interest and taxes;
●	return on equity, investment, invested capital, net capital employed, assets, or net assets;
●	total stockholder return or relative total stockholder return (as compared with one of our peer groups);
●	safety performance metrics, including relative to industry standards; and
●	strategic team goals.

To the extent not inconsistent with Section 162(m), the Committee may adjust the results under any performance criteria provided above to exclude certain events during the performance measurement period including asset write-downs; litigation, claims, judgments or settlements; the effect of changes in the tax law, accounting principles or other laws; accruals for reorganization and restructuring programs; fluctuations in foreign exchange rates; and any extraordinary, unusual or nonrecurring items.

Limitations on Individual Grants

Subject to adjustment as described above, the maximum number of shares of Common Stock subject to awards that may be granted under the Restated Omnibus Plan in any calendar year to any one person is as follows:

Stock Options	200,000
SARs	200,000
Restricted Stock	200,000
Stock Units	200,000

Notwithstanding these limits, a participant may be awarded up to 500,000 shares under each type of award for awards granted during the participant’s first year of employment with the Company.

The maximum amount that may be earned by any one person in any calendar year for performance cash awards granted under the Restated Omnibus Plan is $2,500,000.

Transferability of Awards

Awards made under the Restated Omnibus Plan will generally not be transferable, except in the event of the death of the participant. However, the Committee may authorize all or a portion of any award (other than ISOs) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Following transfer, any such awards will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

Change in Control; Reorganizations

An award agreement may provide, or the Committee may amend an award agreement to provide, that upon a participant’s termination of employment without Cause or for Good Reason during the 12-month period after a Change in Control of the Company, the award will vest or become immediately exercisable. A “Change in Control” includes any of the following:

●

a change in the composition of our Board such that a majority of our Board consists of individuals other than directors (i) serving on our Board as of the effective date of the Restated Omnibus Plan, or (ii) nominated or appointed to our Board by at least 50% of those directors or directors who become incumbents by virtue of such a nomination or appointment;

●

there has been a reorganization, merger, consolidation, share exchange or other business combination (i.e., a “transaction”) of the Company in which at least 50% of the combined post-transaction voting power of the surviving entity does not consist of the Company’s pre-transaction voting power;

●	at least 20% of our Common Stock (on a fully-diluted basis) has been acquired by one person or persons acting as a group; or
●	the Company is liquidating or selling all or substantially all of its assets.

      “Cause” includes any of the following:

●	the willful and continued failure of the participant to substantially perform his or her duties as an employee of the Company;
●	the participant being convicted of, or a plea of nolo contendere to, the charge of a felony (other than a felony involving a traffic violation or as a result of vicarious liability);
●

the commission by the participant of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the participant at the expense of the Company; or

●	the participant’s willful breach of any of his or her obligations under any written agreement or consent with the Company.

If the participant is a party to an employment agreement with the Company or a related entity and such agreement provides for a different definition of Cause, the definition contained therein will apply.

“Good Reason” includes the occurrence any of the following events if not remedied by the Company within 30 days after notice:

●	the assignment to the participant of any duties inconsistent with his or her position, including change in status, title, authorities, duties or other responsibilities; or
●	the relocation of the participant’s principal office location by more than 75 miles.

If the participant is a party to an employment agreement with the Company or a related entity and such agreement provides for a different definition of Good Reason, the definition contained therein will apply.

If we become a party to a merger or consolidation, the agreement of merger or consolidation may provide for one or more of the following with respect to all awards outstanding under the Restated Omnibus Plan:

●	the continuation of such outstanding awards (if the Company is the surviving corporation);
●

the assumption of such outstanding awards by the surviving corporation or its parent, provided that the assumption of stock options or SARs shall comply with Section 424(a) of the Internal Revenue Code;

●

the substitution by the surviving corporation or its parent of new awards for such outstanding awards, provided that the substitution of stock options or SARs shall comply with Section 424(a) of the Code;

●

the cancellation of outstanding stock options and SARs and payment equal to the excess of (i) the fair market value of the Common Stock subject to such stock options and SARs as of the closing date of such merger or consolidation over (ii) their exercise price;

●

the cancellation of outstanding restricted stock agreements and a payment to the applicable participants equal to the fair market value of the Common Stock subject to such restricted stock agreements as of the closing date of such merger or consolidation; or

●

the cancellation of outstanding stock units and a payment to the holders equal to the fair market value of the Common Stock subject to such stock units as of the closing date of such merger or consolidation.

The foregoing, as well as the provisions of any award agreement providing for exercisability, transfer or accelerated vesting of any stock option, SAR, restricted stock or stock unit shall be inapplicable to an award granted within six months before the occurrence of any other Change in Control, if the holder is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 and no exception from liability under Section 16(b) is available.

Awards Under Other Plans

We may grant awards under other plans or programs, including any awards assumed under another plan in connection with a merger, consolidation, reorganization or acquisition of property or stock, which may be settled in the form of shares of Common Stock issued under the Restated Omnibus Plan. Those shares will be treated as shares of Common Stock issued in settlement of stock units under the Restated Omnibus Plan and will reduce the maximum number of shares available under the Restated Omnibus Plan.

Amendment and Termination

Our Board may, at any time, amend or terminate the Restated Omnibus Plan without stockholder approval unless, in the case of an amendment, applicable law or stock exchange rules would require stockholder approval. No amendment or termination may affect the rights of any participant under any award previously granted under the Restated Omnibus Plan.

Clawback Policy

The Restated Omnibus Plan will be subject to any written clawback policy adopted by the Company, which policy may subject a participant’s award and other rights and benefits under the Restated Omnibus Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

Certain Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Restated Omnibus Plan based on federal income tax laws in effect on April 25, 2016. This summary applies to the Restated Omnibus Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof, which are subject to change (possibly retroactively). This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of any gift, estate and inheritance taxes.

Tax Consequences to Participants under the Restated Omnibus Plan

Stock Options and SARs. Participants will not realize taxable income upon the grant of a stock option or a SAR. Upon the exercise of a NSO or a SAR, a participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a NSO or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the Common Stock acquired as a result of the exercise of a NSO or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a stock option intended to qualify as an ISO under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO stock. However, if a participant disposes of ISO stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a NSO or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NSO or ISO exercise price (although a participant would still recognize ordinary compensation income upon exercise of an NSO in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the NSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the NSO or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Restated Omnibus Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Restated Omnibus Plan allows the Committee to permit the transfer of awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of NSOs should generally be treated as completed gifts, subject to gift taxation. The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of NSOs (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a NSO is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested NSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NSO at the time of the gift. The value of the NSO may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the NSO and the illiquidity of the NSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NSO will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax. This favorable tax treatment for vested NSOs has not been extended to unvested NSOs. Whether such consequences apply to unvested NSOs or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock; Stock Units; Performance Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our Common Stock in settlement of the stock unit award, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received.

A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Stock when it is received, reduced by any amount paid by the recipient; however, if the Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the Common Stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Code Section 409A. Awards under the Restated Omnibus Plan are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an award under the Restated Omnibus Plan fails to comply with Section 409A of the Code, such award will to the extent possible be modified and/or suspended to comply with such requirements without the consent of or notice to the holder.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Restated Omnibus Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Restated Omnibus Plan could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation paid during any year to the Company’s President and Chief Executive Officer and other three most highly compensated officers (other than our President and Chief Executive Officer and our Chief Financial Officer) in a given year in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. To allow the Committee to qualify awards as “performance-based compensation,” we are seeking stockholder approval of the Restated Omnibus Plan and the material terms thereof, including the maximum amount of compensation that may be paid under the Restated Omnibus Plan. Performance awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to a number of shares of Common Stock that exceeds a specified limitation or, alternatively, the performance awards may not result in cash compensation, for a participant, in a given year that exceeds a specified limitation. Under the terms of the Restated Omnibus Plan, a participant who receives an award or awards intended to satisfy the “performance-based compensation” exception to the $1,000,000 deductibility limitation may not receive performance awards relating to more than (i) 200,000 shares of Common Stock in a given calendar year in the case of restricted stock awards (or 500,000 shares of Common Stock during the first year of employment), (ii) 200,000 shares of Common Stock in a given calendar year in the case of awards of stock units (or 500,000 shares of Common Stock during the first year of employment) and (iii) $2,500,000 in a given calendar year with respect to cash-denominated awards. Although the Restated Omnibus Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception.

Tax Withholding

We have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld on any exercise, lapse of restriction or other taxable event arising as a result of the Restated Omnibus Plan.

New Plan Benefits

Effective April 12, 2016, the Compensation Committee approved, subject to stockholder approval of the Restated Omnibus Plan, the grant of the awards of restricted Common Stock described in the table below. If the Company’s stockholders do not approve the Restated Omnibus Plan, these awards will not be granted. All future awards to executive officers and other employees under the Restated Omnibus Plan will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Restated Omnibus Plan at this time.

Name and Position	Dollar Value ($) (1)	Number of Shares of Restricted Stock
Quintin V. Kneen, President and Chief Executive Officer	$1,144,011	186,625
James M. Mitchell, Executive Vice President and Chief Financial Officer	$636,833	103,888
Samuel R. Rubio, Senior Vice President – Controller and Chief Accounting Officer	$367,800	60,000
David E. Darling, Senior Vice President – Human Resources	$367,800	60,000
William C. Long, Former Senior Vice President, General Counsel and Secretary	0	0
David B. Rosenwasser, Former Senior Executive Vice President and Chief Operating Officer	0	0
Richard M. Safier, Former Senior Vice President – General Counsel and Secretary	0	0
All current executive officers as a group	$2,516,445	410,513
All non-employee directors as a group	0	0
All employees as a group (excluding executive officers)	$2,335,119	380,933

(1)Dollar value is based on the number of shares indicated multiplied by the average of the high and low price per share of our Common Stock on March 24, 2016, as reported on the NYSE, which was $6.13 per share.

Required Vote for Approval of the Restated Omnibus Plan

Approval of the Restated Omnibus Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against the Restated Omnibus Plan and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESTATED OMNIBUS PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RESTATED OMNIBUS PLAN.

PROPOSAL 3

APPROVAL OF THE GULFMARK OFFSHORE, INC.
AMENDED AND RESTATED 2011 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

In 2011, our Board of Directors adopted, and our stockholders approved, our 2011 Non-Employee Director Share Incentive Plan (the “2011 Director Plan”). In 2016, our Board of Directors adopted our Amended and Restated 2011 Non-Employee Director Share Incentive Plan (the “Restated Director Plan”), which amends and restates our 2011 Director Plan, and directed that the Restated Director Plan be submitted to our stockholders for approval. If approved by our stockholders, the Restated Director Plan will amend and restate the 2011 Director Plan and will be effective as of March 7, 2016. The Restated Director Plan is intended to provide incentives which will attract, retain and motivate highly competent persons to serve as our non-employee directors and to assist in further aligning the interests of the non-employee directors with those of our other stockholders by providing non-employee directors with opportunities to acquire shares of Common Stock. The Company believes implementing the Restated Director Plan is advisable in order to ensure the Company has an adequate number of shares available in connection with its compensation programs.

The material features of the Restated Director Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Director Plan which is attached as Exhibit B to this Proxy Statement. If our stockholders do not approve the Restated Director Plan, it will not become effective and the 2011 Director Plan as presently in effect will continue to be in effect without such amendment and restatement.

The Restated Director Plan’s principal changes compared to the 2011 Director Plan include the following:

●

The number of shares of our Common Stock initially available for issuance under the Restated Director Plan will increase from 150,000 shares to 500,000 shares, inclusive of any shares awarded under the 2011 Director Plan prior to the effective date of the Restated Director Plan.

●

Except in connection with a corporate transaction involving the Company, as provided in the Restated Director Plan, the terms of outstanding awards may not be amended without stockholder approval to reprice or reduce the exercise price of an outstanding stock option or cancel, exchange, buy out or surrender an outstanding stock option in exchange for cash or other awards based on or having an exercise price that is less than the exercise price of the original stock option.

●	The term of the Restated Director Plan will be extended until immediately following the grant of any awards granted on the date of the Company’s 2025 annual meeting of stockholders.

The closing market price of our Common Stock as of April 21, 2016 was $5.62 per share, as reported on the New York Stock Exchange.

Eligibility for Participation

Each member of the Board who is not our employee or an employee of any of our subsidiaries (a “non-employee director”) will participate in the Restated Director Plan. There are currently eight non-employee directors, each of whom has been nominated for re-election at the Annual Meeting.

Types of Benefits

The 2016 Director Plan provides for benefits in the form of stock awards and, in the discretion of the Board, also in the form of stock options (collectively, the “Benefits”).

Shares Available

The maximum number of shares of Common Stock that may be delivered to non-employee directors and their beneficiaries under the Restated Director Plan is 500,000 shares of Common Stock, inclusive of any shares awarded under the 2011 Director Plan prior to the effective date of the Restated Director Plan, which may be authorized and unissued or treasury shares.

Any shares covered by stock options or that are the subject of restricted stock awards granted under the Restated Director Plan that are forfeited, cancelled or expire are considered undelivered for the purposes of determining the maximum number of shares of Common Stock available under the restated Director Plan. If any stock option is exercised by tendering shares of Common Stock to us as full or partial payment in connection with the exercise of a stock option under the Restated Director Plan, only the number of shares of Common Stock issued net of the shares tendered will be deemed delivered to determine the maximum number of share of Common Stock available for delivery under the Restated Director Plan.

Administration

The Restated Director Plan will be administered by the Board or a committee of the Board (and therefore references to the Board in this summary include references to such committee). The Board may establish such rules and regulations as it deems necessary for the proper administration of the Restated Director Plan, including determinations, interpretations and actions in connection with the Restated Director Plan, all of which will be binding on all participants and their legal representatives.

Annual Restricted Stock Awards for Non-employee Directors

The Restated Director Plan provides that each non-employee director will receive a grant of stock awards annually. On the date each non-employee director is appointed by the Board or first elected as a director at our annual meeting of stockholders, such non-employee director will be granted a number of shares equal to $160,000 divided by the fair market value of a share on the date of grant. In addition, on the date of each annual meeting of our stockholders during the term of the Restated Director Plan (commencing with this Annual Meeting if the Restated Director Plan is approved by our stockholders), each non-employee director in office immediately following such annual meeting will be granted a number of shares equal to $100,000 divided by the fair market value of a share on the date of grant.

The shares of restricted stock vest and all restrictions lapse one year from the date of grant. If a non-employee director’s service as a director terminates due to death, disability, or failure to be nominated by us for re-election or failure to be re-elected by the stockholders following our nomination, all unvested restricted stock awards will vest and all restrictions on the shares attributable to such restricted stock award, including the risk of forfeiture, will lapse. If a non-employee director’s service as a director terminates for any other reason than described above, all unvested restricted stock will be forfeited.

Stock Options

On the date of each annual meeting of our stockholders during the term of the Restated Director Plan (commencing with this Annual Meeting if the Restated Director Plan is approved by our stockholders), each non-employee director in office immediately following such annual meeting may be granted a stock option to purchase from zero to 6,000 shares of Common Stock, the actual amount to be determined by the Board. The exercise price per share will equal the fair market value of a share on the date of grant. The exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the non-employee director, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Restated Director Plan. In determining which methods a non-employee director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate. Each stock option is exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of our stockholders after, the date of grant, provided that the non-employee director continues to serve as our director on such anniversary. Prior to the first anniversary, however, a stock option will become immediately exercisable in the event of a “Change in Control” (as defined in the Restated Director Plan), or termination of the non-employee director’s service as a result of disability or death. Each stock option terminates on the tenth anniversary of the date of grant unless terminated earlier under the terms of the Restated Director Plan.

               If a non-employee director ceases to serve as our director (except in the case of accelerated vesting of stock options upon a non-employee director’s death or disability or a “Change in Control”), any outstanding stock option previously granted under the Restated Director Plan will terminate and become null and void for options that are not then exercisable. Any portion of a non-employee director’s stock options that are vested but have not been exercised may, subject to certain exceptions, be exercised:

●

within three months after the date of termination of service as a director in the case of termination by reason of our failure to nominate such director for re-election, or failure of such director to be re-elected by stockholders after our nomination, or

●	within one year in the case of termination of service as a director by reason of death or disability.

Stock options held by a non-employee director that have a remaining term of less than one year on the date of the non-employee director’s death will automatically be extended to the first anniversary of the date of death; however, the term of any option cannot exceed 10 years from the date of its grant.

Adjustments and Change in Control

               The Restated Director Plan contains provisions for equitable adjustment of stock options and stock awards (including any unvested stock award) in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to our stockholders. In addition, under any such circumstances the Board has the authority to adjust, in an equitable manner, the number and kind of shares of Common Stock that may be issued under the Restated Director Plan, the number and kind of stock options and restricted stock awards that may be granted under the Restated Director Plan, and the exercise price applicable to outstanding stock options.

               If there is a Change in Control (as defined in the Restated Director Plan), all outstanding restricted stock awards (including all unvested stock awards) immediately become vested and any outstanding stock options immediately become exercisable. In the event of a Change in Control, the Board, in its discretion, may cause each outstanding stock option to terminate, and each option holder will have the right to receive the excess of the fair market value of shares of Common Stock subject to his or her stock options over its exercise price, payable in cash or other property as determined by the Board.

A “Change in Control” includes any of the following:

●

a change in the composition of our Board such that a majority of our Board consists of individuals other than directors (i) serving on our Board as of the effective date of the Restated Director Plan, or (ii) nominated or appointed to our Board by at least 50% of those directors or directors who become incumbents by virtue of such a nomination or appointment;

●

there has been a reorganization, merger, consolidation, share exchange or other business combination (i.e., a “transaction”) of the Company in which at least 50% of the combined post-transaction voting power of the surviving entity does not consist of the Company’s pre-transaction voting power;

●	at least 20% of our Common Stock (on a fully-diluted basis) has been acquired by one person or persons acting as a group; or
●	the Company is liquidating or selling all or substantially all of its assets.

Nontransferability

               Shares of restricted stock that are the subject of awards under the Restated Director Plan are generally non-transferrable during the one-year restriction period. The Restated Director Plan provides that stock options may be transferred generally only by the will of the non-employee director or under applicable inheritance laws. At the discretion of the Board, a stock option may be transferred solely to the non-employee director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the stock option.

Other provisions

               The award of any Benefit under the Restated Director Plan also may be subject to such other provisions as the Board determines appropriate.

Amendments

               The Board may amend the Restated Director Plan from time to time or suspend or terminate the Restated Director Plan at any time. No amendment will have a material adverse effect on an outstanding stock option or restricted stock award without the consent of the holder. No amendment of the Restated Director Plan may be made without approval of our stockholders if required by applicable law or by any listing agreement to which we are a party with a national securities exchange or other market system.

Federal Income Tax Consequences

               The statements in the following paragraphs of the principal U.S. federal income tax consequences of the benefits under the Restated Director Plan are based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The law is technical and complex, and the discussion below represents only a general summary. The following is not considered as tax advice to any persons who may be participants in the Restated Director Plan and any such persons are advised to consult their own tax counsel.

               Restricted Stock Awards. Non-employee directors generally will recognize ordinary income for stock awards at the time the shares of Common Stock that are the subject of the award vest, in an amount equal to the shares’ fair market value at such time. If the non-employee director makes a written election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), filed with the Internal Revenue Service within 30 days after the exercise of the option (a “Section 83(b) Election”), however, he or she will recognize ordinary income as of the date of the award, in an amount equal to the fair market value of the shares of Common Stock as of that date. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply.

               Stock Options. Stock options granted under the Restated Director Plan are options that do not qualify as “incentive stock options” under Section 422(b) of the Code. A non-employee director who receives a stock option will not recognize any taxable income upon grant. The non-employee director generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. As a result of Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain circumstances, the timing of income recognition may be deferred (the “Deferral Period”). Absent a Section 83(b) Election, recognition of income by the non-employee director will be deferred until the expiration of the Deferral Period, if any. A non-employee director’s tax basis in the shares of Common Stock received upon exercise of a stock option will be equal to the amount of cash paid on exercise, plus the amount of ordinary income received by such non-employee director as a result of the exercise of the stock option. The holding period for the shares of Common Stock would begin just after the transfer of the shares or just after the Deferral Period, if any. We generally will be allowed a federal income tax deduction in an amount equal to the ordinary income included by the non-employee director for his or her stock option, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply. If a non-employee director exercises a stock option by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an “incentive stock option” which are delivered prior to the expiration of the holding periods specified in Section 422(a) of the Code, the non-employee director will not recognize gain or loss for the exchange of such shares, even if their then fair market value is different from the non-employee director’s tax basis. The non-employee director, however, will be taxed as described above for the exercise of the stock option as if he or she had paid the exercise price in cash, and we will generally be entitled to an equivalent tax deduction.

               If the Board permits a non-employee director to transfer a stock option to a member or members of the non-employee director’s immediate family (or to a trust for the benefit of such persons) or other entity owned by such persons, and such transfer is made and constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors including whether the stock option has vested), then such transfer will be subject to federal gift tax except, generally, to the extent protected by the non-employee director’s annual gift-tax exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the non-employee director’s gift is the value of the stock option at the time of the gift. If the transfer of the stock option constitutes a completed gift and the non-employee director retains no interest in or power over the stock option after the transfer, the stock option generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the stock option will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the stock option while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the stock option. If the transferee exercises the stock option after the death of the transferor, the transferor’s estate or the transferee will recognize ordinary income for federal income tax purposes.

               Regulation. The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

          As discussed above, on the date of each annual meeting of our stockholders during the term of the Restated Director Plan (commencing with this Annual Meeting if the Restated Director Plan is approved by our stockholders), each non-employee director in office immediately following such annual meeting will be granted a number of shares of Common Stock equal to $100,000 divided by the fair market value of a share on the date of grant. However, on the date each non-employee director is appointed by the Board or first elected as a director at our annual meeting of stockholders, such non-employee director will be granted a number of shares equal to $160,000 divided by the fair market value of a share on the date of grant. The following table sets forth the number of shares subject to such awards to be granted under the Restated Director Plan to the below individuals and groups on the date of the Annual Meeting. All such awards are subject to stockholder approval of the Restated Director Plan, and if such approval is not obtained, no awards will be granted under the Restated Director Plan.

Name and Position	Dollar Value ($)	Number of Shares Subject to Awards
Each named executive officer named in the 2015 Summary Compensation Table above	-	-
All current executive officers as a group	-	-
All non-employee directors as a group	$800,000	(1)
All employees as a group (excluding executive officers)	-	-

(1) The number of shares will be determined by the fair market value of a share on the date of grant.

Any stock options under the Restated Director Plan will be granted at the discretion of our Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the restated Director Plan for stock options are not presently determinable.

Required Vote for Approval of the Restated Director Plan

               Approval of the Restated Director Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against the Restated Director Plan and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESTATED DIRECTOR PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RESTATED DIRECTOR PLAN.

PROPOSAL 4

APPROVAL OF THE GULFMARK OFFSHORE, INC.

AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

In 2011, our Board of Directors adopted, and our stockholders approved, our 2011 Employee Stock Purchase Plan (the “2011 ESPP”). In 2016, our Board of Directors adopted our Amended and Restated 2011 Employee Stock Purchase Plan (the “Restated ESPP”), which amends and restates our 2011 ESPP, and directed that the Restated ESPP be submitted to our stockholders for approval. If approved by our stockholders, the Restated ESPP will amend and restate the 2011 ESPP and will be effective as of March 7, 2016. The Restated ESPP is intended to provide our eligible employees and the eligible employees of our subsidiaries with an opportunity to be compensated through the benefits of stock ownership and acquire an interest in us through the purchase of our Common Stock. It is our intention that the Restated ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. If the Restated ESPP is approved by stockholders at the Annual Meeting, shares of our Common Stock will be taken from the Restated ESPP beginning with the July 1, 2016 offering period. The Company believes implementing the Restated ESPP is advisable in order to ensure the Company has an adequate number of shares available in connection with its compensation programs.

The material features of the Restated ESPP are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated ESPP which is attached as Exhibit C to this Proxy Statement. If our stockholders do not approve the Restated ESPP, it will not become effective and the 2011 ESPP as presently in effect will continue to be in effect without such amendment and restatement.

The Restated ESPP’s principal changes compared to the 2011 ESPP include the following:

●

The number of shares of our Common Stock authorized for issuance under the Restated ESPP will increase by 225,000 shares, from 269,934 shares to 494,934 shares (subject to adjustment as provided in the Restated ESPP), less any shares awarded under the 2011 ESPP prior to the effective date of the Restated ESPP.

●	The term of the Restated ESPP will be extended until the tenth anniversary of its effective date.

The closing market price of our Common Stock as of April 21, 2016 was $5.62 per share, as reported on the New York Stock Exchange.

Shares Available and Administration

 The maximum number of shares of Common Stock that may be purchased under the Restated ESPP is 494,934 shares of Common Stock, less any shares awarded under the 2011 ESPP prior to the effective date of the Restated ESPP, which may be authorized and unissued or treasury shares. The Restated ESPP will be administered by a committee of one or more members of the Board (the “ESPP Committee”). The ESPP Committee will administer and interpret the Restated ESPP, and make all other policy decisions relating to the operation of the Restated ESPP. All determinations, decisions or actions of the ESPP Committee in connection with the construction, interpretation, administration or application of the Restated ESPP will be final and binding on all participants and all persons claiming through any participant.

Eligibility

 Generally, any of our employees or any employees of our subsidiaries designated by the ESPP Committee will be eligible to participate in the Restated ESPP for the current offering period if he or she has been employed for at least 30 days before the commencement of the offering period. An eligible employee may elect to participate in the Restated ESPP by filing an enrollment form with us at least five business days prior to the beginning of such offering period. Non-U.S. employees who are prohibited by applicable non-U.S. law from participating in the Restated ESPP are not eligible to participate in the Restated ESPP.

Offering Period

The Restated ESPP will make shares available for purchase four times a year and will utilize three-month accumulation periods. Employees can elect to have up to 15% of their salary withheld for the purpose of purchasing Common Stock in offering periods beginning January 1 for making purchases on March 31, beginning April 1 for making purchases on June 30, beginning July 1 for making purchases on September 30 and October 1 for making purchases on December 31.

On the last date of each offering period, a participant is deemed to have elected to purchase a number of whole shares determined by dividing the amount to be withheld and applied for the offering period by the “purchase price” per share of Common Stock. The “purchase price” is the lower of (i) 85% of the closing price of the Common Stock on the NYSE as of the last trading day before the commencement of the offering period or (ii) 85% of the closing price of the Common Stock on the NYSE as of the last trading day in the offering period.

Participation

No participant may purchase more than 1,000 shares of Common Stock during any offering period. In addition, no participant will be granted a right to purchase Common Stock during an offering period (i) if, immediately after the grant, the participant would own stock and options possessing five percent or more of the total combined voting power or value of all classes of our stock or any stock of our subsidiary or (ii) that causes his or her rights to purchase stock under all employee stock purchase plans to accrue at a rate which exceeds $25,000 of the fair market value of the stock for each calendar year in which such grant is outstanding at any time.

               A participant may withdraw from the Restated ESPP if notice is given at least five business days prior to the end of the offering period. All of the participant’s payroll deductions credited to his or her account will be repaid promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made during that offering period. A participant’s withdrawal will not have any effect upon his or her eligibility to participate in any subsequent offering period.

Upon termination of the participant’s employment for any reason prior to the end of any offering period, the payroll deductions credited to the participant’s Restated ESPP account will be returned to the participant in the same manner as if the participant had withdrawn from the Restated ESPP. In the event of the participant’s death, the payroll deductions credited to the participant’s Restated ESPP account and not yet used to purchase Common Stock will be paid to a beneficiary designated by him or her or, if none, to the participant’s estate.

If the total number of shares for which rights to purchase Common Stock are granted to all eligible employees exceeds the number of shares then available under the Restated ESPP, we will make a pro rata allocation of the shares available. A participant has no rights as a stockholder for any shares of Common Stock he or she may have a right to purchase under the Restated ESPP until such shares have been purchased. Neither payroll deductions credited to a participant’s account nor any right to purchase or to receive Common Stock under the Restated ESPP may be assigned, transferred, pledged or otherwise disposed of by a participant other than by beneficiary designation or the laws of descent and distribution. We may treat any attempted assignment, transfer, pledge, or other disposition as an election to withdraw funds. The Board may at any time amend, suspend or terminate the Restated ESPP. No amendment can be made prior to approval of our stockholders if such amendment would increase the aggregate number of shares of Common Stock that may be issued under the Restated ESPP.

We are not required to issue any shares of Common Stock under the Restated ESPP until the participant has satisfied all applicable federal, state, local or foreign withholding tax obligations.

Federal Income Tax Consequences

The statements in the following paragraphs of the principal U.S. federal income tax consequences of the benefits under the Restated ESPP are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The law is technical and complex, and the discussion below represents only a general summary. The following is not considered as tax advice to any persons who may be participants in the Restated ESPP and any such persons are advised to consult their own tax counsel.

The amounts withheld from a participant’s pay under the Restated ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received. A U.S. participant will not be required to recognize any income for federal income tax purposes either at the time the U.S. participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the Restated ESPP depend in part on the length of time the shares are held by a U.S. participant before such sale or disposition.

If a U.S. participant sells or otherwise disposes of shares acquired under the Restated ESPP (other than any transfer resulting from death) within two years after the date on which the option to purchase such shares is granted to him or her (the “Two-Year Period”), the U.S. participant must recognize ordinary income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares are exercised over (ii) the option price. The amount of “ordinary” income recognized by the U.S. participant will be added to the U.S. participant’s basis in such shares. Any gain realized on a sale in excess of the U.S. participant’s basis (after increasing such basis in such shares by the amount of the ordinary income recognized) will be taxed as capital gain, and any loss realized (after increasing such basis in such shares by the ordinary income recognized) will be a capital loss.

If a U.S. participant sells shares acquired under the Restated ESPP after holding such shares for the Two-Year Period or the U.S. participant dies, the U.S. participant or the U.S. participant’s estate must include in ordinary income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date the option was granted over the option price, or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the option price. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the U.S. participant will be added to the U.S. participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

Taxation rules for non-U.S. participants vary by country of residence and the paragraphs above referencing the taxation of U.S. residents under the Restated ESPP may not apply to foreign employees. We are obligated to comply with all local taxation regulations as applied to non-U.S. participants. Due to the differences, if any, in the tax regulations applicable to non-U.S. participants, the Restated ESPP may not be as beneficial to non-U.S. participants. We will not receive any income tax deduction as result of issuing shares pursuant to the Restated ESPP, except upon sale or disposition of shares by a participant within the Two-Year Period. In such an event, we will be entitled to a deduction equal to the amount included as ordinary income to the participant for the sale or disposition of such shares.

New Plan Benefits

Participation in the Restated ESPP is voluntary and is dependent on each eligible employee’s election to participate and the market price of our shares of Common Stock on the date of purchase. Accordingly, it is not presently possible to determine the benefits or amounts that will be received by our named executive officers or our other employees pursuant to the Restated ESPP.

Required Vote for Approval of the Restated ESPP

Approval of the Restated ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against the Restated ESPP and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESTATED ESPP. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RESTATED ESPP.

Proposal 5

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION,

COMMONLY REFERRED TO AS A “SAY ON PAY” PROPOSAL

Pursuant to Section 14A of the Exchange Act, our Board is submitting a proposal to our stockholders for an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and provide the motivation to deliver efforts that lead to returning value to our stockholders. The primary objective of our executive compensation program is to provide competitive pay opportunities that are commensurate with our performance, that recognize individual initiative and achievements and that enable us to retain and attract qualified executive officers who are focused on our goals and long-term success. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2017 annual meeting.

The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under the discussion of our executive compensation program above which describe how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles. As a result, the Board recommends that the stockholders approve the following advisory resolution to approve executive compensation at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. While the vote does not bind the Company, the Board or the Compensation Committee to any particular action, we value the input of our stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Required Vote for Approval of “Say on Pay”

Assuming the existence of a quorum, approval of the compensation paid to our named executive officers by stockholders requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as a vote against this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of GulfMark Offshore, Inc., for the year ended December 31, 2015 with management and has discussed with KPMG LLP, our independent public accountants for the year ended December 31, 2015, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted and amended by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence in connection with its audit of our most recent financial statements.

The Audit Committee has also reviewed and discussed such other matters as it deemed appropriate, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission.

Based on the foregoing review and discussion, and relying on the representation of management and the independent registered public accounting firm’s report, the Audit Committee recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission.

Brian R. Ford, Chairman

Peter I. Bijur

Sheldon S. Gordon

Steven W. Kohlhagen

Rex C. Ross

PROPOSAL 6

RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has served as our principal independent registered public accounting firm since the year ended December 31, 2011. We expect that representatives of KPMG LLP will be present at the Annual Meeting and will afforded an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2016. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Independent Public Accountant Fees and Services

Audit fees billed for the last two years for professional services rendered by KPMG LLP in 2015 and in 2014 are set forth on the table below:

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$1,188,806	$1,271,984
Audit-Related Fees(2)	80,928	120,562
Tax Fees(3)	151,196	154,269
Other(4)	65,126	89,921
Total	$1,486,056	$1,636,736

(1)

Relates to services rendered in connection with auditing our annual consolidated financial statements and our internal controls over financial reporting for each applicable year and reviewing our quarterly financial statements. Also, includes services rendered in connection with statutory audits and financial statement audits of our subsidiaries and expenses.

(2)	Relates to audit support services including foreign entity equity transactions, dividends and marine certifications and the 401(k) plan audit.

(3)	Relates to tax compliance services including preparation of federal and state tax returns and certain foreign entity tax returns.

(4)	Relates to statutory reporting and organizational matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and tax services provided by our independent auditor prior to the engagement of the independent auditor with respect to such services. The Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit related and other services by the Chairman of the Audit Committee with respect to the permitted services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Required Vote for Ratification of Our Independent Public Accountants

Ratification of KPMG LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2016 will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal, assuming a quorum is present. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received, or written representations from certain reporting persons that no Form 5 reports were required for those persons, we believe that all filing requirements applicable to our officers and directors and greater than 10% stockholders were complied with in 2015 except for a report on Form 5 filed by Samuel R. Rubio on April 11, 2016 that reported two transactions.

PROPOSALS BY STOCKHOLDERS AND STOCKHOLDER COMMUNICATIONS

We anticipate that our 2017 annual meeting will be held in the first week of June 2017. Stockholder proposals intended for inclusion in the proxy statement to be issued in connection with our 2017 annual meeting of stockholders must be received by December 28, 2016. Any such proposal must comply with the proxy rules promulgated by the SEC in order to be included in our proxy statement and form of proxy related to the 2017 annual meeting and should be addressed to our Corporate Secretary at GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. Any stockholder wishing to present a proposal for consideration at the 2017 annual meeting that is not submitted for inclusion in next year’s proxy statement under the proxy rules promulgated by the SEC, but instead is proposed to be presented directly at our 2017 annual meeting in accordance with the procedures set forth in our Bylaws, must submit it so that notice will be received by us, at the address above, no earlier than the close of business on February 6, 2017, and no later than the close of business on March 8, 2017. If a proposal is received after that date, our proxy for the 2017 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2017 annual meeting of stockholders. For more information regarding stockholder proposal deadlines, please see Section 1.13(a)(2) of our Bylaws. In no event will the public announcement of an adjournment or postponement of the Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Except as described below, the Board does not have a formal process for stockholders or interested parties to send communications to the Board or non-management directors as a group. Due to the infrequency of stockholder or interested party communications to the Board, the Board does not believe that a formal process is necessary. The Board will review periodically whether a more formal policy should be adopted. Written communications to the Board may be sent to our executive offices at GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, Attn: Corporate Secretary, and we will promptly circulate such communications to all members of the Board (or to those particular directors to whom such communication is specifically addressed). Such communications will be screened to the extent necessary in order to ascertain the intended recipients or appropriate recipients among the members of the Board. Director nominations and other matters a stockholder proposes for consideration at the annual meeting must be timely submitted, comply with the requirements set forth in our Bylaws, and be sent to the Corporate Secretary’s attention at our executive office address set forth above.

The Board has established several methods of communicating concerns to our Board. Concerns regarding financial statements, accounting practices, or internal controls should be addressed to the Chairman of the Audit Committee, in care of the Corporate Secretary, GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. Concerns regarding governance practices, ethics and code of conduct should be addressed to the Chairman of the Governance and Nominating Committee, in care of the Corporate Secretary, GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. The interested party may alternatively anonymously submit such communications through the Global Compliance Online Reporting System. The Global Compliance Online Reporting System may be accessed on the Internet at gulfmark.alertline.com. The interested party should click on “Report a Concern” and complete the rest of the form as appropriate. The communication process is also further detailed on our website at www.gulfmark.com along with other of our corporate governance guidelines, and is available in print to any stockholder who requests it.

OTHER BUSINESS

Neither the Board nor we know of any other business that will be brought before the Annual Meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as, in their discretion, they may deem advisable.

By order of the Board of Directors

/S/ Samuel R. Rubio
Samuel R. Rubio
Senior Vice President, Controller, Chief Accounting Officer and Assistant Secretary
Houston, Texas
April 27, 2016

EXHIBIT A

GULFMARK OFFSHORE, INC.

Amended and Restated 2014 Omnibus Equity Incentive Plan

(As Amended and Restated Effective March 7, 2016)

ARTICLE 1. INTRODUCTION.

The Original Plan was adopted by the Board on April 21, 2014, and approved by the Company’s stockholders at the Company’s 2014 annual meeting of stockholders. This amendment and restatement of the Original Plan was adopted by the Board effective on the Amended and Restated Effective Date, subject to approval by the Company’s stockholders at the Company’s 2016 annual meeting of stockholders.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees to focus on long-range objectives, (b) encouraging the attraction, retention and motivation of Employees with exceptional qualifications, and (c) linking Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve these purposes by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may be ISOs or NSOs), Performance Cash Awards, and SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1     Committee Composition. The Compensation Committee of the Board shall be the Committee that administers the Plan. Each member of the Committee shall meet the following requirements:

(a)     Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b)     Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code;

(c)     Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)     Any other requirements imposed by applicable law, regulations or rules.

2.2     Committee Responsibilities. The Committee shall: (a) select the Employees who are to receive Awards under the Plan; (b) determine the type, number, vesting requirements, and other features and conditions of such Awards; (c) construe and interpret the Plan; (d) make all other decisions relating to the operation of the Plan; and (e) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may reconcile any inconsistency, correct any defect and supply any omission in the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3     Non-Executive Officer Grants. The Board may appoint a single director, an additional committee of directors and/or the Company’s Chief Executive Officer to determine Awards for Employees who are not Executive Officers of the Company. The single director, the members of the additional committee, and/or the Company’s Chief Executive Officer need not satisfy the requirements of Section 2.1. Such director, committee, or the Company’s Chief Executive Officer may grant Awards under the Plan to such Employees. However, the Committee shall nevertheless prescribe the terms, features, and conditions of such Awards and the aggregate number of Company shares subject to such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include any such single director, additional committee, and/or the Company’s Chief Executive Officer to whom the Board has delegated the required authority under this Section 2.3.

2.4     Compliance with Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. If the Committee determines that an Award, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder to additional taxes under Section 409A.

2.5     Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 20 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

2.6     Foreign Awardees. Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1     Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares available for issuance under the Plan shall not exceed (a) the number of Common Shares remaining available for issuance under the Original Plan immediately prior to the Amended and Restated Effective Date, plus (b) the additional Common Shares described in Section 3.2, plus (c) shares subject to existing awards outstanding under the Company’s 2010 Omnibus Equity Incentive Plan as of April 25, 2014, to the extent such awards are forfeited or terminated, plus (d) 1,000,000 additional shares of Common Stock. The number of Common Shares that are issued pursuant to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. The maximum number of Common Shares available under the Plan that may be issued upon the exercise of ISOs is 2,000,000.

3.2     Shares Returned to Reserve. If Options, SARs, Restricted Shares, or Stock Units are forfeited or terminate for any other reason before being exercised or settled or are settled in cash, then the Common Shares subject to such Options, SARs, Restricted Shares, or Stock Units shall again become available for issuance under the Plan and shall not be considered for purposes of determining any limitations on the issuance of Options, SARs, Restricted Shares, or Stock Units. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (a) Common Shares tendered in payment of an Option, (b) Common Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Common Shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award.

3.3     Uncertificated Shares. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Common Shares, the issuance may be effected on an un-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Company’s equity securities are traded.

3.4     Limited Transferability. Awards shall generally be nontransferable except in the case of the Participant’s death and the Award Agreement entered into with respect to any Award shall generally provide for such nontransferability. The Committee may, however, in its discretion, authorize all or a portion of any Award (other than of ISOs) to be granted on terms that permit transfer by the Participant to (i) the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, or (iii) a partnership or limited liability company in which the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company), and (y) the agreement pursuant to which such Awards are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 3.4. Following any such transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Award with respect to expiration, termination or vesting shall continue to apply with respect to the original Participant, and the Award shall be exercisable by the transferee only to the extent and for the periods specified herein with respect to the Participant. The original Participant will remain subject to withholding taxes upon exercise of any such Awards by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including early expiration or termination of an Award.

ARTICLE 4. ELIGIBILITY.

4.1     Incentive Stock Options. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option. The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. Also, in the case of such an individual who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

4.2     Other Grants. Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, NSOs, SARs or Cash Performance Awards under this Plan.

ARTICLE 5. OPTIONS.

5.1     Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2     Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. The total number of Options granted to any single Optionee in any single calendar year shall not cover more than 200,000 Common Shares (or 500,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date). The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

5.3     Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such section is applicable.

5.4     Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable; provided that the minimum vesting period for any Option shall be one year. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. Notwithstanding the foregoing, a Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events, including as provided in Section 5.5, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5     Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become immediately exercisable as to all or part of the Common Shares subject to such Option in connection with a Change in Control with respect to the Company, but only in the event that the Optionee’s employment is terminated without Cause or for Good Reason during the 12-month period after such Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

5.6     Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing sentence notwithstanding, (a) no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option, and (b) except in connection with a corporate transaction involving the Company, as provided in Article 10, the terms of outstanding awards may not be amended without stockholder approval to reprice or reduce the Exercise Price of an outstanding Option or cancel, exchange, buy out or surrender an outstanding Option in exchange for cash or other awards based on or having an Exercise Price that is less than the Exercise Price of the original Option.

5.7     Buyout Provisions. The Committee may at any time (a) offer to buy-out for a payment in cash or cash equivalents an Option or any other Award previously granted or (b) authorize an Optionee to elect to cash-out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that, without approval of the Company’s stockholders, no Option having an Exercise Price that exceeds the Fair Market Value of Common Shares on the date of a buy-out or cash-out shall be eligible to be bought out or cashed out.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1     General Rule. The Exercise Price of Common Shares issued upon exercise of Options shall be payable in full entirely in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Executive Officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.

6.2     Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3     Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4     Promissory Note. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may, except in the case of an Executive Officer of the Company, be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.5     Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws and rules and regulations.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

7.1     SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2     Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. The total number of SARs granted to any single Participant in any single calendar year shall not cover more than 200,000 Common Shares (or 500,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date).

7.3     Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such section were applicable.

7.4     Exercisability and Term. Each SAR Agreement shall specify the date or event when all or any installment of the SAR is to become exercisable; provided that the minimum vesting period for any SAR shall be one year. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. Notwithstanding the foregoing, a SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement, or other events, including as provided in Section 7.5, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included with an ISO only at the time of grant but may be included with an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5     Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in connection with a Change in Control with respect to the Company, but only in the event that the Optionee’s employment is terminated without Cause or for Good Reason during the 12-month period after such Change in Control.

7.6     Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death or under Section 3.4 of this Plan) shall receive from the Company: (a) Common Shares; (b) cash; or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date, but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

7.7     Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different Exercise Price. The foregoing sentence notwithstanding, (a) no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR, and (b) except in connection with a corporate transaction involving the Company, as provided in Article 10, the terms of outstanding awards may not be amended without stockholder approval to reprice or reduce the Exercise Price of an outstanding SAR or cancel, exchange, buy out or surrender an outstanding SAR in exchange for cash or other awards based on or having an Exercise Price that is less than the Exercise Price of the original SAR.

ARTICLE 8. RESTRICTED SHARES.

8.1     Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2     Consideration for Awards. Restricted Shares shall be granted to Participants at no additional cost to them; provided, however, that the value of the services performed by any Participant receiving Restricted Shares must, in the opinion of the Committee, equal or exceed the par value of the Restricted Shares to be granted to such Participant.

8.3     Performance and/or Vesting Conditions. Each Award of Restricted Shares may or may not be contingent on the satisfaction of performance targets. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement; provided that the minimum vesting period for any Award of Restricted Shares shall be one year. The Committee may include as vesting conditions or as conditions for making an Award of Restricted Shares the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the number of Restricted Shares the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed 200,000 Common Shares (or 500,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date). Notwithstanding the foregoing, the satisfaction of any performance target and/or vesting may be waived in the case of a Change in Control or the Participant’s death or disability, but, in the case of a Change in Control, only if the Participant’s employment is terminated without Cause or for Good Reason during the 12-month period after the Change in Control.

8.4     Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. STOCK UNITS AND PERFORMANCE CASH AWARDS.

9.1     Stock Unit or Performance Cash Award Agreement. Each grant of Stock Units or of a Performance Cash Award shall be evidenced by a Stock Unit or Performance Cash Award Agreement between the recipient and the Company. Awards of Stock Units or Performance Cash Awards shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit and Performance Cash Award Agreements entered into under the Plan need not be identical.

9.2     Payment for Awards. To the extent that an Award is granted in the form of Stock Units or a Performance Cash Award, no cash consideration shall be required of the Award recipients.

9.3     Performance and/or Vesting Conditions. Each Award of Stock Units may or may not be contingent on the satisfaction of performance targets. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement; provided that the minimum vesting period for any Award of Stock Units shall be one year. Each Performance Cash Award shall be contingent on the satisfaction of a performance target intended to satisfy the requirements of Section 162(m) of the Code. The Committee may include as vesting conditions or as conditions for any Award of Stock Units, and shall include as a condition for a Performance Cash Award, the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the number of Stock Units the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed 200,000 Common Shares (or 500,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date). In no event shall the total amount of all Performance Cash Awards that are intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed $2,500,000. Notwithstanding the foregoing, in the case of an Award of Stock Units or a Performance Cash Award, the satisfaction of any performance target and/or vesting condition may be waived (or, in the case of any performance target modified to reflect changed facts and circumstances resulting from the Change in Control) in the case of a Change in Control or the Participant’s death or disability, but, in the case of a Change in Control, any vesting condition may be waived only if the Participant’s employment is terminated without Cause or for Good Reason within the 12-month period after the Change in Control; provided, moreover, that any performance target instead of being waived, may be modified to reflect the extent to which progress towards the performance target had been achieved as of the date of the Participant’s death or disability, or of the Change in Control.

9.4     Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid per one Common Share while the Stock Units are outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Dividend equivalents accumulated with respect to Stock Units shall generally be subject to the same forfeiture risk, and be payable at the same time, as the Stock Units with respect to which they are accumulated.

9.5     Form and Time of Settlement of Stock Units and Performance Cash Awards. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares, or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments to the extent provided in the applicable Stock Units Award Agreement. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date to the extent provided in the applicable Stock Units Award Agreement. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10. Performance Cash Awards shall be settled in cash in accordance with the terms of the applicable Performance Cash Award Agreement.

9.6     Creditors’ Rights. A holder of Stock Units or of an unpaid Performance Cash Award shall have no rights other than those of a general creditor of the Company. Stock Units and unpaid Performance Cash Awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit or Performance Cash Award Agreement.

ARTICLE 10. PROTECTION AGAINST DILUTION.

10.1     Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)     The number of Options, SARs, Restricted Shares, and Stock Units available for future Awards under Article 3;

(b)     The limitations set forth in Sections 5.2, 7.2, 8.3, and 9.3;

(c)     The number of Common Shares covered by each outstanding Option and SAR;

(d)     The Exercise Price under each outstanding Option and SAR;

(e)     The number of Stock Units included in any prior Award that has not yet been settled; and

(f)     The number of Restricted Shares subject to any unvested Award.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class.

10.2     Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, Stock Units and Cash Performance Awards shall terminate immediately before the dissolution or liquidation of the Company.

10.3     Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement may provide for one or more of the following:

(a)     The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)     The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(c)     The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(d)     The cancellation of outstanding Options and SARs and payment equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments, and in the case of Options and SARS that were unvested as of the closing date of the merger or consolidation shall be deferred until the date or dates when such Options and SARs would have become exercisable and shall be contingent on the Optionee’s continuing Service, provided that the vesting schedule for such payments shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (d), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(e)     The cancellation of outstanding Restricted Stock Agreements and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Restricted Stock Agreements as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and shall be deferred until the date or dates when the Restricted Stock Agreements would have vested, and shall be contingent on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Restricted Stock Agreements would have vested. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)     The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and shall be deferred until the date or dates when such Stock Units would have vested, and shall be contingent on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

The provisions of this Section 10.3, as well as the provisions of Sections 8.3 and 9.3 and the provisions of any Award Agreement providing for exercisability, transfer or accelerated vesting of any Option, SAR, Restricted Shares, or Stock Units shall be inapplicable to an Award granted within six months before the occurrence of a merger, acquisition, or other Change in Control if the holder of such Option, SAR, Restricted Shares, or Stock Units is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is available to such holder.

ARTICLE 11. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs, including any awards assumed under another plan in connection with a merger, consolidation, reorganization or acquisition of property or stock. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12. LIMITATION ON RIGHTS.

12.1     Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws, and a written employment agreement (if any).

12.2     Stockholder Rights. Except as set forth in this Plan or the applicable Award Agreement, a Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or ownership of such Common Shares is noted on the transfer records of the Company or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. Each Award Agreement shall provide that no Common Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Common Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Shares upon exercise of such Awards unless and until such authority is obtained.

12.4     No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE 13. WITHHOLDING TAXES.

13.1     General. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2     Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may, in its discretion, permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. This Section 13.2 shall apply only to the minimum extent required by applicable tax laws.

ARTICLE 14. FUTURE OF THE PLAN.

14.1     Term of the Plan. The Plan, as set forth herein, shall become effective on the Amended and Restated Effective Date, conditioned on its being approved by the Company’s stockholders at the 2016 annual meeting of the Company’s stockholders; to the extent any Awards are made under the Plan before its approval by the Company’s stockholders at the 2016 annual meeting, such Awards shall be contingent on the Plan’s approval by the Company’s stockholders at the 2016 annual meeting. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 14.2 or (b) the 10th anniversary of the Amended and Restated Effective Date.

14.2     Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

14.3     Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws and rules and regulations. Among such applicable laws and rules and regulations, Section 162(m) of the Code requires that the Company’s stockholders reapprove the list of available performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

14.4     Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

ARTICLE 15. DEFINITIONS.

15.1     “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2     “Amended and Restated Effective Date” means March 7, 2016, the date the Plan was adopted by the Board.

15.3      “Award” means any award of an Option, a SAR, a Restricted Share, a Performance Cash Award, or a Stock Unit under the Plan.

15.4     “Award Agreement” means any Stock Option Agreement, SAR Agreement, Restricted Stock Agreement, Stock Unit Agreement or Performance Cash Award Agreement.

15.5     “Board” means the Company’s Board of Directors, as constituted from time to time.

15.6     “Cause” means, with respect to any Employee, (a) if the Employee is a party to an employment agreement with the Company, a Parent, a Subsidiary, or an Affiliate, and such agreement provides for the definition of Cause, the definition contained therein; (b) if no such agreement exists, or if such agreement does not define Cause: (i) the willful and continued failure by the Employee to substantially perform his or her duties as an employee of the Company; (ii) the Employee being convicted of, or a plea of nolo contendere to, the charge of a felony (other than a felony involving a traffic violation or as a result of vicarious liability); (iii) the commission by the Employee of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the Employee at the expense of the Company; or (iv) the Employee’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. No act or failure to act on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by such Employee not in good faith and without reasonable belief that his or her action or omission was not in the best interest of the Company. The Committee, in its absolute discretion shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

15.7      “Change in Control” shall mean the occurrence of one or more of the following events:

(a)     Change in Board Composition. Individuals who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(b)     Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its Subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;

(c)     Stock Acquisition. Any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group becomes the beneficial owner of 20% or more (on a fully-diluted basis) of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (c) no Change of Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or

(d)     Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.8      “Code” means the Internal Revenue Code of 1986, as amended.

15.9     “Committee” means the Compensation Committee of the Board, as further described in Article 2.

15.10     “Common Share” means one share of the Class A common stock of the Company.

15.11     “Company” means GulfMark Offshore, Inc., a Delaware corporation.

15.12      “Employee” means a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

15.13     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.14     “Executive Officer” means an officer of the Company who is considered an executive officer under Section 16 of the Exchange Act.

15.15     “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

15.16     “Fair Market Value” means the price at which Common Shares were last sold in the principal U.S. market for Common Shares on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Common Shares are no longer traded on a public U.S. Securities market, Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

15.17     “Good Reason” means with respect to any Employee, (a) if the Employee is a party to an employment agreement with the Company, a Parent, a Subsidiary, or an Affiliate, and such agreement provides for the definition of Good Reason, the definition contained therein; (b) if no such agreement exists, or if such agreement does not define Good Reason, the occurrence, without the Employee’s prior written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Employee describing the applicable circumstances (which notice must be provided by the Employee within ninety (90) days of the Employee’s knowledge of the applicable circumstances) of any one or more of the following: (i) the assignment to the employee of any duties inconsistent with the Employee’s position including change in the status, title, authorities, duties or other responsibilities; or (ii) the relocation of the Employee’s principal office location by more than seventy-five (75) miles, provided “Good Reason” shall not exist if an Employee’s employment is terminated more than one year following the occurrence of such circumstances.

15.18      “ISO” means an incentive stock option described in Section 422(b) of the Code.

15.19     “NSO” means a stock option not described in Section 422(b) of the Code.

15.20     “Original Plan” means the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan.

15.21      “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.22     “Optionee” means an individual or estate holding an Option or SAR.

15.23    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.24     “Participant” means an individual or estate holding an Award.

15.25     “Performance Cash Award” means an Award of an amount of cash under the Plan, subject to the provisions of Article 9.

15.26     “Performance Cash Award Agreement” means the agreement between the Company and the recipient of a Performance Cash Award that contains the terms, conditions and restrictions pertaining to such Performance Cash Award.

15.27    “Plan” means the Original Plan, as amended and restated by this GulfMark Offshore, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan, as further amended from time to time.

15.28     “Restricted Share” means a Common Share awarded under the Plan.

15.29   “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions, and restrictions pertaining to such Restricted Share.

15.30     “SAR” means a stock appreciation right granted under the Plan.

15.31     “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her SAR.

15.32     “Section 409A” means Section 409A of the Code.

15.33     “Securities Act” means the Securities Act of 1933, as amended.

15.34    “Service” means service as an Employee, provided that the Committee may, in determining a Participant’s satisfaction of any vesting or similar requirement, in its discretion as it may choose to exercise from time to time with respect to any Participant or Participants, aggregate with an Employee’s service as an employee his or her service as an independent contractor (including as a Company director).

15.35    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her Option.

15.36     “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan, and representing the right, upon the satisfaction of certain conditions, to receive a Common Share or cash equal to the value of a Common Share.

15.37     “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions, and restrictions pertaining to such Stock Unit.

15.38     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 16. EXECUTION.

To record the adoption of the Plan by the Board on March 7, 2016, the Company has caused its duly authorized officer to execute this document in the name of the Company.

GULFMARK OFFSHORE, INC. By: Name: Title:

APPENDIX A

Performance Criteria for Restricted Shares, Stock Units

and Cash Performance Awards

The Committee may establish award and/or vesting targets derived from all or any of the following criteria, in any combination, when it makes Awards of Restricted Shares, Stock Units or Cash Performance Awards entirely or in part on the basis of performance:

(a)	Revenue (or any sub-component thereof);

(b)	Revenue growth;

(c)	Operating costs;

(d)	Operating margin as a percentage of revenue;

(e)	Earnings before interest, taxes, depreciation, and amortization;

(f)	Earnings before income taxes;

(g)	Net operating profit after taxes;

(h)	Net income;

(i)	Net income as a percentage of revenue;

(j)	Free cash flow;

(k)	Earnings per Common Share;

(l)	Net operating profit after taxes per Common Share;

(m)	Free cash flow per Common Share;

(n)	Return on net assets employed before interest and taxes;

(o)	Return on equity, investment, invested capital, net capital employed, assets, or net assets;

(p)	Total stockholder return or relative total stockholder return (as compared with a peer group of the Company);

(q)	Safety performance metrics, including relative to industry standards; or

(r)	Strategic team goals.

To the extent not inconsistent with Section 162(m) of the Code, the Committee shall adjust the results under any performance criteria to exclude any of the following events, or any similar event that occurs during a performance measurement period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law, accounting principles or periods, or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) fluctuations in foreign exchange rates; and (f) any extraordinary, unusual, or nonrecurring items.

EXHIBIT B

GULFMARK OFFSHORE, INC.

Amended and Restated 2011 Non-Employee Director Share Incentive Plan

(As Amended and Restated Effective March 7, 2016)

1.     INTRODUCTION; PURPOSE. The GulfMark Offshore Inc. 2011 Non-Employee Director Share Incentive Plan (the “Original Plan”) was adopted by the Board of Directors of GulfMark Offshore, Inc. (the “Company”) effective on March 17, 2011, and approved by the Company’s stockholders at the Company’s 2011 Annual Meeting of Stockholders. This amendment and restatement of the Original Plan (as amended and restated hereby, the “Plan”) was adopted by the Board effective on March 7, 2016 (the “Amended and Restated Effective Date”), subject to approval by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders.

The Plan is intended (i) to provide incentives that will attract, retain, and motivate highly competent persons as non-employee directors of the Company, and (ii) to assist in aligning the interests of the Company’s non-employee directors with those of its other stockholders, by providing non-employee directors with awards of, and opportunities to acquire, shares of the Class A Common Stock, par value $0.01 per share, of the Company (“Common Stock”).

2.     ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company (the “Board”) or a committee appointed by the Board consisting of at least two non-employee members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Restricted Stock Award or Stock Option granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.     PARTICIPANTS. Each member of the Board who is not a current employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) shall be eligible to participate in the Plan.

4.     TYPE OF BENEFITS. Benefits under the Plan (a) shall be granted as Restricted Stock Awards and (b) if the Board so elects, in its discretion, may be granted as Stock Options. Such awards may be evidenced by agreements (which need not be identical) in such forms as the Board may from time to time approve; provided, however, that in the event of any conflict between the provisions of this Plan and any such agreement, the provisions of this Plan shall prevail.

5.     COMMON STOCK AVAILABLE UNDER THE PLAN.

(a)     Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 8 hereof, the maximum number of shares of Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 500,000 shares of Common Stock, inclusive of any shares of Common Stock awarded under the Original Plan prior to the Amended and Restated Effective Date, and which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Stock Option granted under the Plan that is forfeited, is cancelled, or expires, and any shares of Common Stock attributable to an Unvested Restricted Stock Award that are forfeited, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(b)     If any Stock Option is exercised by tendering shares of Common Stock to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

6.     STOCK OPTIONS.

(a)     GRANT. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting may be granted a stock option to purchase up to 6,000 shares of Common Stock (subject to adjustments made in accordance with Section 8 hereof) (a “Stock Option”), the actual amount to be determined by the Board. Stock Options are not intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any Non-Employee Director entitled to receive Stock Options pursuant to the Plan may elect to decline such Stock Options.

(b)     EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined in Section 12 hereof) of a share of Common Stock on the date of grant (subject to adjustments made in accordance with Section 8 hereof). Except in connection with a corporate transaction involving the Company, as provided in Section 8 hereof, the terms of outstanding awards may not be amended without stockholder approval to reprice or reduce the exercise price of an outstanding Stock Option or cancel, exchange, buy out or surrender an outstanding Stock Option in exchange for cash or other awards based on or having an exercise price that is less than the exercise price of the original Stock Option.

(c)     PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise) by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

(d)     EXERCISE PERIOD.

(i)     GENERAL. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable at any time following the earlier to occur of (a) the first anniversary of the date of grant or (b) the date of the first annual meeting of the stockholders of the Company that occurs after the date of grant, provided that the Non-Employee Director continues to serve as a director of the Company on such date; provided, however, that any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company (as defined in Section 8(b) hereof), as and to the extent provided in Section 8(b) hereof, (B) the termination of the service of a Non-Employee Director as a director as a result of disability (as defined in Section 22(e)(3) of the Code), or (C) the death of the Non-Employee Director. Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan or later pursuant to Section 6(d)(iii) hereof.

(ii)     TERMINATION OF DIRECTORSHIP. If a Non-Employee Director’s service as a director of the Company is terminated, any Stock Option previously granted to such Non-Employee Director shall, to the extent then exercisable but not theretofore exercised, terminate and become null and void; provided, however, that, if the service of a Non-Employee Director holding an outstanding Stock Option is terminated by reason of (A) such a Non-Employee Director’s disability (as defined in Section 22(e)(3) of the Code) or death, or (B) the failure of such Non-Employee Director to be either nominated for re-election by the Company when he or she is otherwise eligible to serve as a Non-Employee Director, or to be re-elected by Stockholders following nomination by the Company, such Stock Option shall, to the extent that the tenth anniversary of the date of grant has not yet occurred, remain exercisable at any time up to and including three months after the date of such termination of service, and up to and including one year after the date of termination of service in the case of termination by reason of disability or death.

(iii)     EXTENSION OF TERM. The term of exercise of any outstanding Stock Option held by a former Non-Employee Director whose service as a director terminated on account of disability (as defined in Section 22(e)(3) of the Code) or on account of the failure of such former Non-Employee Director to be either nominated for re-election by the Company when he or she is otherwise eligible to serve as a Non-Employee Director, or to be re-elected by Stockholders following nomination by the Company, and that have a remaining term of less than one (1) year on the date of such Non-Employee Director’s death shall automatically be extended to the earlier of the first anniversary of the date of death or the tenth anniversary of the date of grant.

7.     RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS.

(a)     Each Non-Employee Director who is appointed by the Board of Directors or first elected as a director of the Company at the Annual Meeting referred to in Section 7(b) below shall receive a Restricted Stock Award in a number of shares equal to $160,000 divided by the Fair Market Value of a share of Common Stock on the grant date of the Restricted Stock Award.

(b)     Except as provided in subsection (a) above, on the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall receive a restricted stock award of Common Stock (a “Restricted Stock Award”) in a number of shares equal to $100,000 divided by the Fair Market Value of a share of Common Stock on the grant date of the Restricted Stock Award.

(c)     Except as provided in Section 7(d) or (e), shares of Common Stock attributable to Restricted Stock Awards granted under this Section 7 shall be forfeited by the Non-Employee Director if his or her service as a director of the Company terminates for any reason before the first anniversary of the Restricted Stock Award’s grant date. The Non-Employee Director shall promptly return to the Company, without compensation, any shares of Common Stock forfeited under this Section 7(c). (Restricted Stock Awards whose shares are subject to forfeiture under this Section 7(c) shall be referred to in this Plan as “Unvested Restricted Stock Awards”).

(d)     In the event of the death or disability (as defined in Section 22(e)(3) of the Code) of a Non-Employee Director, all Unvested Restricted Stock Awards of the Non-Employee Director shall immediately vest and all restrictions thereon and on the shares attributable to them, including the risk of forfeiture with respect to such shares, shall lapse.

(e)     In the event a Non-Employee Director’s service terminates due to the failure of the Company to nominate the Non-Employee Director for re-election or the failure of such Non-Employee Director to be re-elected by the Stockholders following nomination by the Company and the Non-Employee Director completes his elected or appointed term of service, all Unvested Restricted Stock Awards shall vest and all restrictions on the shares attributable to such Restricted Stock Award, including the risk of forfeiture with respect to such shares, shall lapse immediately prior to the adjournment of the Annual Meeting of Stockholders of the Company at which such Non-Employee Director was not re-elected.

8.     ADJUSTMENT PROVISIONS – CHANGE IN CONTROL.

(a)     If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Restricted Stock Award (including any Unvested Restricted Stock Award) such that each such Stock Option and Restricted Stock Award shall thereafter be exercisable or vested and deliverable for such property as would have been received in respect of the Common Stock subject to such Stock Option and Restricted Stock Award had such Stock Option and Restricted Stock Award been exercised or vested and delivered in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director’s rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Option and Restricted Stock Awards (including Unvested Restricted Stock Awards), and the exercise price applicable to outstanding Stock Options.

(b)     Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all shares attributable to Unvested Restricted Stock Awards shall immediately become vested, as the case may be. For purposes of this Section 8(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)     Change in Board Composition. Individuals who constitute the members of the Board as of the date hereof (the “Incumbent Directors”) cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(ii)     Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;

(iii)     Stock Acquisition. Any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group becomes the beneficial owner of 20% or more (on a fully-diluted basis) of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (iii), no Change in Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or

(iv)     Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution);

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)     The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

9.     NONTRANSFERABILITY. Neither any Stock Option nor any Shares of Common Stock attributable to an Unvested Restricted Stock Award shall be transferable and Stock Options shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, a Stock Option may be transferred by the Non-Employee Director’s will or by the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option may permit the transferability of any such Stock Option by any Non-Employee Director solely to the Non-Employee Director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option.

10.     OTHER PROVISIONS. Any award under the Plan may be subject to such other provisions (whether or not applicable to an award granted to any other Non-Employee Director) as the Board determines appropriate.

11.     ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under this Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan unless such delivery would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

12.     FAIR MARKET VALUE. For purposes of this Plan, Fair Market Value means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or any other exchange, the closing price of the Common Stock as reported by such stock exchange on the day for which such value is to be determined or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the next preceding day on which there was a sale of such Common Stock, or (ii) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

13.     TENURE. A Non-Employee Director’s right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

14.     NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.     AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Unvested Restricted Stock Award without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

16.     GOVERNING LAW. This Plan, any Restricted Stock Award and any Stock Option granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

17.     EFFECTIVE DATE AND TERM OF THE PLAN. The Plan shall be effective upon its adoption by the Board on the Amended and Restated Effective Date, but only if the Plan is approved by a vote of the stockholders of the Company at the Company’s 2016 Annual Meeting of Stockholders (the “Effective Date”). If the Plan is not approved by the Company’s stockholders at the 2016 Annual Meeting of Stockholders, the Original Plan shall remain in effect. If the Plan is approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders, then it shall terminate automatically with respect to any new grants of Stock Options or Restricted Stock Awards immediately following the Restricted Stock Awards and any awards of Stock Options granted on the date of the Company’s 2025 Annual Meeting of Stockholders, unless the Plan has been terminated sooner in accordance with its terms. The Plan shall remain in existence with respect to outstanding Stock Options and Restricted Stock Awards as long as any Stock Option, Restricted Stock Award, or share of Common Stock attributable to a Stock Option or Restricted Stock Award remains outstanding and subject to any requirement of the Plan.

18.     SECTION 409A. Awards under this Plan must, by the Plan’s terms, be structured, and shall be administered, in such a way that they are exempt from the application of the requirements of section 409A of the Code.

EXHIBIT C

GULFMARK OFFSHORE, INC.

Amended and Restated 2011 Employee Stock Purchase Plan

(As Amended and Restated Effective March 7, 2016)

SECTION 1.     INTRODUCTION; PURPOSE OF PLAN.

The Board of GulfMark Offshore, Inc. (the “Company”) adopted the GulfMark Offshore, Inc. 2011 Employee Stock Purchase Plan (the “Original Plan”) effective as of July 1, 2011 and the Company’s stockholders approved the Original Plan at the Company’s 2011 Annual Meeting of Stockholders. This amendment and restatement of the Original Plan (as amended and restated hereby, the “Plan”) was adopted by the Board effective March 7, 2016 (the “Amended and Restated Effective Date”), subject to approval by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders.

The Plan is intended to provide Eligible Employees with an opportunity to increase their interest in the success of the Company by purchasing Stock from the Company on favorable terms and paying for such purchases through regular payroll deductions. The Plan is intended to qualify for favorable tax treatment under § 423 of the Code.

SECTION 2.     ADMINISTRATION OF PLAN.

(a)     Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more members of the Board, who shall be appointed by the Board.

(b)     Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.     STOCK OFFERED UNDER PLAN.

(a)     Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 494,934 (subject to adjustment pursuant to Subsection (b) below).

(b)     Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 1,000-share limitation described in Section 8(c), and the price of shares that any Participant has elected to purchase, shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or any similar event.

(c)     Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation, sale of assets, or other reorganization.

SECTION 4.     ENROLLMENT AND PARTICIPATION.

(a)     Offering Periods. Under the Plan, four Offering Periods shall commence in each calendar year, consisting of the three-month periods commencing on each January 1, April 1, July 1, and October 1, except that the Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

(b)     Enrollment. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location at least five business days prior to such day.

(c)     Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)     Reaches the end of the Offering Period in which his or her employee contributions were discontinued under Sections 5(c) or 9(b);

(ii)     Withdraws from the Plan under Section 6(a); or

(iii)     Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in subsection (b) above.

SECTION 5.     EMPLOYEE CONTRIBUTIONS.

(a)     Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan only by means of regular payroll deductions. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

(b)     Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c)     Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than one election under this subsection (c) during any Offering Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b)).

(d)     Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate may be effective on the first day of any Offering Period, provided that the Participant has filed the enrollment form with the Company at the prescribed location at least five business days prior to the first day of such Offering Period. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during an Offering Period.

SECTION 6.    WITHDRAWAL FROM PLAN.

(a)     Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location, at least five business days before the end of the Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b)     Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant again until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.     CHANGE IN EMPLOYMENT STATUS.

(a)     Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer of employment from one Participating Company to another shall not be treated as a termination of employment.)

(b)     Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, sick leave, or another bona fide leave of absence, as long as (except in the case of bona fide military leave) the leave was approved by the Company in writing. Employment, however, shall in any event be deemed to terminate when the approved leave ends or 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work, or unless the Participant immediately returns to work.

(c)     Death. In the event of the Participant’s death, the cash credited to his or her Plan Account and not yet used to purchase Stock shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8.    PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)     Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)     Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

(i)     85% of the Fair Market Value of such share on the last trading day before the commencement of such Offering Period; or

(ii)     85% of the Fair Market Value of such share on the last trading day in such Offering Period.

(c)     Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the resulting number of shares shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 1,000 shares of Stock with respect to any Offering Period. Purchases of Stock under the Plan shall also be limited to the extent necessary to avoid exceeding the limits set forth in Sections 3(a) and 9(b).

(d)     Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 3, the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the number of shares that such Participant has elected to purchase, and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)     Issuance of Stock. The shares of Stock purchased by a Participant under the Plan may be registered in the name of such Participant, or jointly in the name of such Participant and his or her spouse as joint tenants with the right of survivorship, or as community property (with or without the right of survivorship). The Committee may require that such shares must be held for the Participant’s benefit by a broker designated by the Committee until the expiration of the holding period described in § 423(a)(1) of the Code. (The preceding sentence shall apply whether or not the Participant is required to pay income tax in the United States.)

(f)     Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g)     Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of subsection (c) above, Section 3, or Section 9(b), shall be refunded to the Participant in cash, without interest.

(h)     Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the Plan’s adoption.

SECTION 9.    LIMITATIONS ON STOCK OWNERSHIP.

(a)     Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)     Ownership of stock shall be determined after applying the attribution rules of § 424(d) of the Code;

(ii)     Each Participant shall be deemed to own any Stock that he or she has a right or option to purchase under this or any other plan; and

(iii)     Each Participant shall be deemed to have purchased 1,000 shares of Stock under this Plan with respect to each Offering Period.

(b)     Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company). For purposes of this subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Stock purchased under employee stock purchase plans not described in §423 of the Code shall be disregarded. If a Participant is precluded by this subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.   RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock before the Stock is purchased by the Participant or funds to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.   NO ADDITIONAL EMPLOYMENT RIGHTS.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.    NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13.   SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.   AMENDMENT OR DISCONTINUANCE.

(a)     General Rule. The Board shall have the right to amend, suspend or terminate the Plan at any time, and no particular time or form of notice shall be required for such amendment, suspension, or termination to be effective. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable law or regulation. The Plan shall terminate automatically 10 years after the Amended and Restated Effective Date unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months (either before or after the Board’s action) by a vote of the stockholders of the Company.

(b)     Impact on Purchase Price. This Subsection (b) shall apply in the event that (i) the Company’s stockholders during an Offering Period approve an increase in the number of shares of Stock that may be issued under Section 3 and (ii) the aggregate number of shares to be purchased at the close of such Offering Period exceeds the number of shares that remained available under Section 3 before such increase. In such event, the Purchase Price for each share of Stock purchased at the close of such Offering Period shall be the lower of:

(i)     The higher of (A) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period or (B) 85% of the Fair Market Value of such share on the last trading day before the date when the Company’s stockholders approve such increase; or

(ii)     85% of the Fair Market Value of such share on the last trading day in such Offering Period.

SECTION 15.   “SUBPLANS” FOR FOREIGN EMPLOYEES.

To the extent required or advisable to comply with any non-U.S. law (including non-U.S. tax law), the Committee may modify the Plan’s terms for offerings to Eligible Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)); provided, however, that no such modification shall result in any such Eligible Employee’s having any greater right or privilege under the Plan than any Eligible Employee who is not a resident of a foreign jurisdiction (but may provide for any such foreign resident’s having lesser rights or privileges). The Company shall endeavor to record the rules of any such subplans in written Appendixes to the Plan.

SECTION 16.    DEFINITIONS.

(a)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(b)     “Code” means the Internal Revenue Code of 1986, as amended.

(c)     “Committee” means a committee of the Board, as described in Section 2.

(d)     “Company” means GulfMark Offshore, Inc., a Delaware corporation.

(e)     “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under § 401(k) or § 125 of the Code. “Compensation” shall exclude all taxable non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. Where there is any doubt, the Committee shall determine whether a particular item is included in Compensation.

(f)     “Corporate Reorganization” means:

(i)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g)     “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i)     His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii)     He or she has been an employee of a Participating Company for not less than 30 days, or such other period not in excess of 24 months as the Committee may determine before the beginning of the applicable Offering Period.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if he or she is a resident of a foreign jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and his or her participation in the Plan is prohibited by the law of such foreign jurisdiction or if compliance with the laws of such foreign jurisdiction would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

(h)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)     “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

(j)     “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(k)     “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(l)     “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company. The Company shall endeavor to maintain a current list of all Participating Companies as an Appendix to the Plan.

(m)     “Plan” means this GulfMark Offshore, Inc. Amended and Restated 2011 Employee Stock Purchase Plan, as it may be amended from time to time.

(n)     “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(o)     “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(p)     “Stock” means the Class A Common Stock, $.01 par value, of the Company.

(q)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

APPENDIX A
PARTICIPATING COMPANIES

GulfMark Offshore, Inc.

GulfMark Offshore N.S. Ltd.

Gulf Norge A.S.

GulfMark Americas, Inc.

Gulf Marine Do Brasil LTDA

Gulf Marine Far East Pte. Ltd.

GULFMARK OFFSHORE, INC.
ATTN: MICHAEL NEWMAN
842 WEST SAM HOUSTON PKWY NORTH
SUITE 400
HOUSTON, TX 77024

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Peter I. Bijur
02 David J. Butters
03 Brian R. Ford
04 Sheldon S. Gordon
05 Quintin V. Kneen
06 Steven W. Kohlhagen
07 William C. Martin
08 Rex C. Ross
09 Charles K. Valutas

The Board of Directors recommends you vote FOR proposals 2 through 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000291258_1 R1.0.1.25

ANNUAL MEETING OF STOCKHOLDERS OF

GULFMARK OFFSHORE, INC.

June 6, 2016

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

GULFMARK OFFSHORE, INC.
Annual Meeting of Stockholders
June 6, 2016 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of GulfMark Offshore, Inc, ("GulfMark") hereby appoints, Quintin V. Kneen and James M. Mitchell, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Class A Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held in the Sutton Room, Omni Berkshire Place, 21 East 52nd Street, New York, New York 10022 on Monday, June 6, 2016 at 8:00 A.M., Eastern Daylight Time, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 27, 2016.

0000291258_2 R1.0.1.25

Continued and to be signed on reverse side